Filed pursuant to Rule 424(b)(5)

Registration No. 333-267777

PROSPECTUS SUPPLEMENT

(to Prospectus dated October 18, 2022)

60,000,000 Shares of Common Stock

We are offering 60,000,000 shares of our voting common stock, par value $0.0001 per share (“Common Stock”), in this offering.

Our Common Stock is listed on the Nasdaq Capital Market under the symbol “JSPR.” On January 23, 2023, the closing price of our Common Stock on the Nasdaq Capital Market was $1.79 per share.

We are an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and, as such, we have elected to comply with certain reduced public company reporting requirements for this prospectus supplement and future filings with the Securities and Exchange Commission. See “Prospectus Supplement Summary – Implications of Being an Emerging Growth Company”.

Investing in our Common Stock involves a high degree of risk. See “Risk Factors” beginning on page S-8 of this prospectus supplement and under similar headings in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus for a discussion of certain risks and uncertainties you should consider before investing in shares of our Common Stock.

	Per Share	Total
Public offering price	$1.50	$90,000,000.00
Underwriting discounts and commissions(1)	$0.09	$5,400,000.00
Proceeds to us, before expenses	$1.41	$84,600,000.00

(1)	See the section of this prospectus supplement titled “Underwriting” for a description of the compensation payable to the underwriters.

We have granted the underwriters a 30-day option to purchase up to 9,000,000 additional shares of Common Stock from us at the public offering price per share, less underwriting discounts and commissions.

Several of our existing stockholders, including certain stockholders affiliated with our directors and/or who own 5% or more of our outstanding capital stock, have agreed to purchase an aggregate of approximately 13.8 million shares of Common Stock in this offering at the public offering price. The underwriters will receive the same underwriting discount on any shares of Common Stock purchased by these stockholders as they will on any other shares of Common Stock sold to the public in this offering.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus are truthful or complete. Any representation to the contrary is a criminal offense.

Delivery of the shares of Common Stock is expected to be made on or about January 27, 2023.

Credit Suisse	William Blair	Oppenheimer & Co.

The date of this prospectus supplement is January 25, 2023

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ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement is part of a “shelf” registration statement on Form S-3 that we filed with the U.S. Securities and Exchange Commission (the “SEC”), and is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of shares of Common Stock and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus dated October 18, 2022, including the documents incorporated by reference into it, provides more general information. Generally, when we refer to this “prospectus supplement,” we are referring to both parts of this document combined.

We urge you to carefully read this prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein and therein and the additional information in the sections of this prospectus supplement entitled “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference” before buying any of the securities being offered under this prospectus supplement. These documents contain information you should consider when making your investment decision. To the extent that any statement that we make in this prospectus supplement is inconsistent with statements made in the accompanying prospectus or any documents incorporated by reference, the statements made in this prospectus supplement will be deemed to modify or supersede those made in such documents incorporated by reference; however, if any statement in one of these documents is inconsistent with a statement in another document having a later date and that is incorporated by reference herein, the statement in the document having the later date modifies or supersedes the earlier statement.

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein and any free writing prospectus we may provide you. We have not, and the underwriters have not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

You should not assume that the information contained or incorporated by reference in this prospectus supplement and accompanying prospectus is accurate on any date subsequent to the date set forth on the front cover of this prospectus supplement and the accompanying prospectus or on any date subsequent to the date of the document incorporated by reference, as applicable. Our business, financial condition, results of operations and prospects may have changed since those dates.

We are offering to sell, and seeking offers to buy, the securities described in this prospectus supplement only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the offering of the securities in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus supplement outside the United States. This prospectus supplement does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference into this prospectus supplement or the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

In this prospectus supplement, unless otherwise indicated or required by the context, the terms “Jasper,” “we,” “our,” “us” and the “Company” refer to Jasper Therapeutics, Inc. and its consolidated subsidiaries. General information about us can be found on our website at www.jaspertherapeutics.com. The information on our website is for informational purposes only and should not be relied on for investment purposes. The information on our website is not incorporated by reference into this prospectus supplement and should not be considered part of this or any other report filed with the SEC.

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PROSPECTUS Supplement SUMMARY

This summary contains basic information about us and this offering. This summary highlights selected information contained elsewhere in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus. This summary is not complete and may not contain all of the information that may be important to you and that you should consider before deciding whether or not to invest in our securities. For a more complete understanding of Jasper and this offering, you should carefully read this prospectus supplement and the accompanying prospectus, including the information incorporated by reference into this prospectus supplement and the accompanying prospectus, in its entirety. Investing in our securities involves risks that are described in the section of this prospectus supplement entitled “Risk Factors,” under the heading “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2021, our Quarterly Report on Form 10-Q for the quarter ended March 31, 2022, our Quarterly Report on Form 10-Q for the quarter ended June 30, 2022 and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2022 as updated by our subsequent annual, quarterly and other reports and documents that are incorporated by reference into this prospectus supplement, and in our other filings with the SEC.

The Company

We are a clinical-stage biotechnology company dedicated to enabling cures through therapeutic targeting of mast and hematopoietic stem cells. We are focused on the development and commercialization of safer and more effective therapies for mast and stem cell-driven diseases as well as conditioning agents and mRNA-based stem cell engineering to allow for expanded use of stem cell transplantation and ex vivo gene therapy.

Our drug development pipeline includes multiple product candidates designed to target diseased mast and stem cells and improve hematopoietic stem cell therapy. Our lead product candidate, briquilimab (formerly JSP191), is in development in multiple indications, including Chronic Spontaneous Urticaria (“CSU”), Lower to Intermediate Risk Myleodysplastic Syndrome (“LR-MDS”) and as a novel conditioning antibody that clears hematopoietic stem cells from bone marrow in patients prior to undergoing allogeneic stem cell therapy or stem cell gene therapy. We plan to initiate repeat dose clinical trials of briquilimab in LR-MDS in the first half of 2023 and in CSU in the second half of 2023. Currently, we and our academic and institutional partners are studying briquilimab as a conditioning agent prior to stem cell transplant in multiple diseases, including Severe Combined Immunodeficiencies (“SCID”), Sickle Cell Disease (“SCD”), Fanconi Anemia and Acute Myeloid Leukemia (“AML”) / Myleodysplastic Syndromes (“MDS”). Beyond briquilimab, we are developing stem cell grafts transiently reprogrammed using mRNA that have a competitive advantage over endogenous hematopoietic stem cells (“HSCs”), enabling higher levels of engraftment designed to remove the need for highly toxic conditioning of the patient and lower the risk of other serious complications that limit current stem cell transplants. We plan to continue to expand our pipeline to include other novel therapies based on immune modulation, graft engineering and cell or gene therapies. Our goal is to expand the use of curative mast and stem cell therapies for all patients, including children and the elderly.

The following chart summarizes the status and development plan for the product candidates in our pipeline. We own worldwide rights to each of our programs.

Implications of Being an Emerging Growth Company

We qualify as an “emerging growth company” as that term is defined in the JOBS Act. For as long as we continue to be an emerging growth company, we intend to take advantage of exemptions from various reporting requirements applicable to other public companies but not to “emerging growth companies,” including:

●	not being required to have our independent registered public accounting firm audit our internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002, as amended;

●	permission to delay adopting new or revised accounting standards until such time as those standards apply to private companies;

●	reduced disclosure obligations regarding executive compensation in our periodic reports and annual reports on Form 10-K; and

●	exemptions from the requirements of holding non-binding advisory votes on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Under the JOBS Act, we will remain an emerging growth company until the earliest of:

●	the last day of the fiscal year during which we have total annual gross revenues of $1.235 billion or more;

●	the last day of the fiscal year following the fifth anniversary of our initial public offering, or December 31, 2024;

●	the date on which we have issued, during the previous three-year period, more than $1.0 billion in non-convertible debt securities; and

●	the date on which we are deemed to be a “large accelerated filer” under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (i.e., the first day of the fiscal year after we have (1) more than $700.0 million in outstanding common equity held by our non-affiliates, measured each year on the last day of our second fiscal quarter, (2) been public for at least 12 months, and (3) are not eligible to be deemed a “smaller reporting company” because we do not meet the revenue test of the definition of “smaller reporting company”, which includes an initial determination that our annual revenues are more than $100.0 million for the most recently completed fiscal year).

We have elected to take advantage of certain of the reduced disclosure obligations regarding executive compensation in this prospectus supplement and may elect to take advantage of other reduced reporting requirements in future filings with the SEC. As a result, the information that we provide to our stockholders may be different from the information you receive from other public reporting companies.

Recent Developments

Announcement of Positive Clinical Date from Phase I/II Trial of Briquilimab as a Conditioning Treatment in Sickle Cell Disease and Beta Thalassemia

On January 3, 2023, we announced positive clinical data from the first three participants in an investigator-initiated Phase 1/2 clinical trial (NCT05357482) evaluating the addition of briquilimab (formerly known as JSP191), our anti-c-Kit monoclonal antibody, to an existing bone marrow transplantation regimen (NCT00061568) in individuals with sickle cell disease (SCD) and beta thalassemia considered at high risk for complications from or ineligible for standard myeloablative hematopoietic stem cell transplant. The addition of briquilimab is being studied as a potential way to achieve a higher percentage of healthy donor stem cell engraftment (donor chimerism) without increased toxicity. The Phase 1/2 clinical study is led by Dr. John F. Tisdale, Director of the Cellular and Molecular Therapeutics Laboratory, National Lung, Heart, and Blood Institute (“NHLBI”).

The primary objective of the study is to determine if the addition of briquilimab would increase the proportion of patients with donor myeloid chimerism ≥98% at 1-year post-transplant. Briquilimab has the potential to improve disease-free survival in combination with low-dose irradiation as part of a transplant conditioning regimen. The study is currently actively enrolling at NHLBI.

In this study, briquilimab was added to the regimen used at NHLBI consisting of alemtuzumab, low-dose irradiation, and sirolimus prior to infusion of mobilized peripheral blood cells from human leukocyte-antigen matched related donors. All three sickle cell study participants treated with briquilimab have successfully engrafted with no briquilimab-related severe adverse events observed. Participant 1 achieved neutrophil engraftment at 12 days after transplant and platelet engraftment at 17 days after transplant. Participant 2 achieved neutrophil engraftment at 12 days and platelet engraftment at 10 days. Participant 3 achieved neutrophil engraftment at 16 days and platelet engraftment at 8 days. Both of the first two participants with peripheral blood chimerism achieved 100% donor myeloid chimerism at 60 days post-transplant. At five months post-transplant, the first participant treated with briquilimab has a total hemoglobin of 13.3 g/dL, increased from 8-9 g/dL at baseline.

European Union Orphan Drug Designation for Briquilimab as a Conditioning Treatment for Patients Prior to Receiving a Stem Cell Transplant

On January 4, 2023, we announced that the European Medicines Agency Committee for Orphan Medicinal Products has granted orphan drug designation to briquilimab for conditioning treatment prior to hematopoietic cell transplant (“HCT”). Previously, the U.S. Food and Drug Administration granted orphan drug designation to briquilimab in HCT, as well as rare pediatric disease designation for the treatment of severe combined immunodeficiency.

Announcement of Development Prioritization of Briquilimab in Chronic Diseases, including Urticaria and Lower-Risk MDS, and Stem Cell Transplant for Sickle Cell Disease and Other Rare Diseases

On January 10, 2023, we announced, as part of an overall portfolio prioritization, that we will focus on the development of our lead product candidate, briquilimab, in chronic diseases and stem cell transplant for rare diseases. This portfolio includes a new program in CSU, along with our existing programs for LR-MDS, SCD, Fanconi Anemia and SCID. Based on preclinical and clinical studies showing inhibition of c-Kit signaling with briquilimab leading to depletion of skin mast cells as well as extended pharmacokinetics of subcutaneous dosing with briquilimab, we have prioritized rapidly starting a clinical study in CSU.

Announcement of New Positive Briquilimab Data to be Presented at the 2023 Tandem Meetings: Transplantation & Cellular Therapy Meetings of ASTCT and CIBMTR

On January 13, 2023, we announced that new positive data for briquilimab will be presented at the 2023 Tandem Meetings: Transplantation & Cellular Therapy Meetings of ASTCT and CIBMTR, taking place on February 15-19, 2023 in Orlando, Florida.

Three abstracts, covering data related to the Phase 1 study of briquilimab in combination with fludarabine and low-dose irradiation (“Flu/TBI”) conditioning in older adults (62 to 79 years) with AML or MDS undergoing allogeneic HCT, will be presented. The studies demonstrate that a regimen of briquilimab plus Flu/TBI leads to successful engraftment of donor blood stem cell without the usual short and long-term toxicities that accompany alternative busulfan-based regimens commonly used in transplant of donor or gene-corrected cells. Based on its mechanism of action, briquilimab is known to potently synergize with radiation, amplifying its stem cell depleting effects without significantly increasing off-target toxicity.

The first abstract demonstrates that briquilimab was safe, well-tolerated, and achieved durable remissions in 8 of 12 of the first treated AML patients. All eight patients were relapse-free at one-year follow up. Six of nine patients who entered transplant with detectable AML (also known as Measurable Residual Disease), a group known to have a poor prognosis with high relapse rates, showed long-term eradication of the AML clones at one-year. In a companion abstract, the total group of 29 AML and MDS patients treated with briquilimab and Flu/TBI demonstrated lower than expected rates of acute and chronic graft-versus-host disease. The third abstract, to be presented in the Best Abstract session, evaluated the costs and healthcare utilization of 12 briquilimab plus Flu/TBI study patients who received outpatient conditioning and donor cell transplant at a single study center. During the first 100 days post-procedure there were a total of seven hospitalizations in the 12 patients, with an overall mean stay of four days. These results demonstrate the feasibility and potential significant cost savings of outpatient briquilimab plus Flu/TBI conditioning followed by outpatient donor cell transplant in older patients with AML or MDS.

Compliance with Nasdaq Minimum Bid Price

On January 18, 2023, we received a letter from The Nasdaq Stock Market LLC (“Nasdaq”) notifying us that we have regained full compliance with the minimum bid price requirement of the Nasdaq Capital Market under Nasdaq Listing Rule 5550(a)(2), which requires that we maintain a minimum bid price of $1.00 per share. We regained compliance after the closing bid price of our Common Stock had been at $1.00 per share or greater for ten consecutive business days, from January 3, 2023 through January 17, 2023.

Sales Agreement

On November 10, 2022, we entered into a Controlled Equity OfferingSM Sales Agreement (the “Sales Agreement”) with Cantor Fitzgerald & Co. (the “Agent”), pursuant to which we may offer and sell, from time to time, through or to the Agent, as sales agent or principal, shares of our Common Stock. Between January 6, 2023 to January 20, 2023, we issued and sold an aggregate of 2,337,496 shares of our Common Stock under the Sales Agreement. The shares of Common Stock were sold at an average price of $1.9887 per share for aggregate net proceeds to us of approximately $4.5 million, after deducting sales commissions payable by us.

Financial Update (Unaudited)

As of December 31, 2022, we had a preliminary unaudited amount of cash and cash equivalents of approximately $38.2 million. As of December 31, 2022, we had outstanding 37,134,655 shares of Common Stock, 911,022 shares of non-voting common stock and warrants to purchase an aggregate of 4,999,863 shares of Common Stock. The foregoing amounts are preliminary and may change, are based on information available to management as of the date of this prospectus supplement, and are subject to completion by management of the financial statements as of and for the year ended December 31, 2022. There can be no assurances that such preliminary financial data as of December 31, 2022 will not differ from these estimates, including as a result of completing all quarter-end closing procedures, and any such changes could be material. Complete annual results will be included in our Annual Report on Form 10-K for the year ended December 31, 2022.

The preliminary financial data included in this prospectus supplement has been prepared by, and is the responsibility of, our management. PricewaterhouseCoopers LLP has not audited, reviewed, examined, compiled, nor applied agreed-upon procedures with respect to the preliminary financial data. Accordingly, PricewaterhouseCoopers LLP does not express an opinion or any other form of assurance with respect thereto.

Corporate Information

We were incorporated under the name “Amplitude Healthcare Acquisition Corporation” on August 13, 2019 as a Delaware corporation for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. On September 24, 2021, we consummated a business combination and changed our name to “Jasper Therapeutics, Inc.”.

Our principal executive offices are located at 2200 Bridge Pkwy Suite #102, Redwood City, CA 94065, and our telephone number is (650) 549-1400. Our website address is www.jaspertherapeutics.com. Any information contained on, or that can be accessed through, our website is not incorporated by reference into, nor is it in any way part of this prospectus supplement and should not be relied upon in connection with making any decision with respect to an investment in our securities. We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. You may obtain any of the documents filed by us with the SEC at no cost from the SEC’s website at http://www.sec.gov.

The Offering

Common Stock offered by us	60,000,000 shares of Common Stock
Common Stock outstanding before this offering	40,321,864 shares
Common Stock to be outstanding immediately after this offering	100,321,864 shares of Common Stock (or 109,321,864 shares if the underwriters exercise their option to purchase 9,000,000 additional shares of Common Stock in full)
Underwriters’ option to purchase additional shares of Common Stock	The underwriters have an option, exercisable for thirty (30) days after the date of this prospectus supplement, to purchase up to an additional 9,000,000 shares of Common Stock from us.
Public offering price	$1.50 per share of Common Stock
Use of proceeds

We currently intend to use the net proceeds of this offering for general corporate purposes, which may include capital expenditures, working capital and general and administrative expenses. See the section of this prospectus supplement entitled “Use of Proceeds” beginning on page S-14 for additional detail.

Trading symbol	Our Common Stock is listed on the Nasdaq Capital Market under the symbol “JSPR.”
Risk factors

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page S-8 and other information included or incorporated by reference in this prospectus supplement for a discussion of factors you should carefully consider before investing in our securities.

The number of shares of Common Stock to be outstanding immediately after this offering is based on an aggregate of 37,984,368 shares of voting and non-voting common stock outstanding (which includes 911,022 shares of non-voting common stock) as of September 30, 2022, and gives effect to the issuance and sale of 2,337,496 shares of Common Stock pursuant to the Sales Agreement between January 6, 2023 and January 20, 2023, but excludes:

●	6,279,930 shares of Common Stock issuable upon the exercise of stock options outstanding under our equity incentive plans as of September 30, 2022, with a weighted-average exercise price of $2.31 per share;

●	3,125 shares of our Common Stock issuable upon the vesting of restricted stock units outstanding under our equity incentive plans as of September 30, 2022, with a weighted-average grant date fair value of $3.54 per share;

●	4,999,863 shares of Common Stock issuable upon the exercise of the outstanding public warrants (“Public Warrants”) as of September 30, 2022, with an exercise price of $11.50 per share;

●	3,889,106 shares of Common Stock available for future issuance under the Jasper Therapeutics, Inc. 2021 Equity Incentive Plan as of September 30, 2022, which contains provisions that may increase its share reserve each year, and pursuant to which 1,521,827 shares of Common Stock were added to the reserve on January 1, 2023;

●	928,551 shares of Common Stock available for future issuance under the Jasper Therapeutics, Inc. 2021 Employee Stock Purchase Plan as of September 30, 2022, which contains provisions that may increase its share reserve each year, and pursuant to which 380,456 shares of Common Stock were added to the reserve on January 1, 2023;

●	1,295,672 shares of Common Stock available for future issuance under the Jasper Therapeutics, Inc. 2022 Inducement Equity Incentive Plan as of September 30, 2022; and

●	2,770,377 shares of Common Stock issuable upon the vesting of restricted stock units granted to certain employees and members of our board of directors on October 12, 2022, of which 50% of the shares subject to the restricted stock unit awards will vest on April 12, 2023 and 50% will vest on October 12, 2023, subject in each case to each applicable restricted stock unit holder providing continuous service to us on and through each applicable vesting date, inclusive.

Unless otherwise indicated, this prospectus supplement assumes:

●	no exercise of the outstanding options or warrants described above;
●	no vesting of the outstanding restricted stock units described above; and
●	no exercise by the underwriters of their option to purchase additional shares of our Common Stock.

In addition, the employment agreement that we entered into with Ronald Martell, our President and Chief Executive Officer on February 25, 2022 (the “Martell Employment Agreement”), provides that, if we close an equity financing of at least $50 million after March 15, 2022, then, promptly following the closing of such financing, and subject to approval by our Board of Directors or the Compensation Committee thereof, Mr. Martell shall be granted an additional option to purchase 1.0% of the outstanding shares of our Common Stock (the “True-Up Option”), measured as of the date of grant. The True-Up Option will vest over four years, with 25% of the total number of shares vesting on the first anniversary of the date of grant and 1/48th of the total number of shares subject to the True-Up Option vesting monthly thereafter, subject in each case to Mr. Martell’s continued service to us on each vesting date. Accordingly, following the closing of this offering, and subject to approval our Board of Directors or the Compensation Committee thereof, the True-Up Option will be granted to Mr. Martell in accordance with the Martell Employment Agreement.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks and uncertainties described below. You should also consider the risks, uncertainties and assumptions discussed under the section entitled “Risk Factors” contained in our most recent Annual Report on Form 10-K, as revised or supplemented by our most recent Quarterly Report on Form 10-Q, each of which are on file with the SEC and are incorporated herein by reference, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. If any of these risks actually occur, our business, financial condition, results of operations, cash flow and future growth prospects could be seriously harmed. This could cause the market price of our securities to decline, resulting in a loss of all or part of your investment. Please also carefully read the section below entitled “Cautionary Note Regarding Forward-Looking Statements.”

Risks Related to this Offering

We will have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

We currently intend to use the net proceeds of this offering for general corporate purposes, which may include capital expenditures, working capital and general and administrative expenses, as further described in the section of this prospectus supplement entitled “Use of Proceeds”. We will have broad discretion in the application of the net proceeds in the category of other working capital and general corporate purposes and investors will be relying on the judgment of our management regarding the application of the proceeds of this offering.

The precise amount and timing of the application of these proceeds will depend upon a number of factors, such as the timing and progress of our research and development efforts, our funding requirements and the availability and costs of other funds. As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses for the net proceeds to us from this offering. Depending on the outcome of our efforts and other unforeseen events, our plans and priorities may change and we may apply the net proceeds of this offering in different manners than we currently anticipate.

The failure by our management to apply these funds effectively could harm our business, financial condition and results of operations. Pending their use, we may invest the net proceeds from this offering in short-term, interest-bearing instruments. These investments may not yield a favorable return to our stockholders.

Purchasers of Common Stock in this offering will experience immediate and substantial dilution in the book value of their investment.

If you purchase shares of our Common Stock in this offering, you will experience immediate and substantial dilution, as the public offering price of our Common Stock will be substantially greater than the net tangible book value per share of our Common Stock before giving effect to this offering. Accordingly, if you purchase our Common Stock in this offering, you will incur immediate substantial dilution of approximately $0.14 per share, representing the difference between the public offering price per share of Common Stock and our as adjusted net tangible book value as of September 30, 2022. For a further description of the dilution that you will experience immediately after this offering, see the section of this prospectus supplement entitled “Dilution”.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional shares of our Common Stock or other securities convertible into or exchangeable for our Common Stock at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our Common Stock, or securities convertible or exchangeable into Common Stock, in future transactions may be higher or lower than the price per share paid by investors in this offering.

Because there are no current plans to pay cash dividends on our Common Stock for the foreseeable future, you may not receive any return on investment unless you sell shares of our Common Stock for a price greater than that which you paid for it.

We may retain future earnings, if any, for future operations, expansion and debt repayment and have no current plans to pay any cash dividends for the foreseeable future. Any decision to declare and pay dividends as a public company in the future will be made at the discretion of our board of directors and will depend on, among other things, our results of operations, financial condition, cash requirements, contractual restrictions and other factors that our board of directors may deem relevant. In addition, our ability to pay dividends may be limited by covenants of any existing and future outstanding indebtedness we or our subsidiaries incur. As a result, you may not receive any return on an investment in our Common Stock unless you sell your shares of our Common Stock for a price greater than that which you paid for it.

Risks Related to Ownership of Our Common Stock and Warrants

Sales of a significant number of shares of Common Stock in the public markets, or the perception that such sales could occur, could depress the market price of our Common Stock.

Sales of a substantial number of shares in the public markets, or the perception that such sales could occur, could depress the market price of our Common Stock and impair our ability to raise capital through the sale of additional equity securities. A substantial majority of the outstanding shares of our Common Stock are, and the shares of Common Stock sold in this offering upon issuance will be, freely tradable without restriction or further registration under the Securities Act of 1933, as amended. We cannot predict the effect that future sales of our Common Stock would have on the market price of our Common Stock. In addition, we may offer and sell, from time to time, shares of our Common Stock pursuant to the Sales Agreement. On November 10, 2022, we filed a prospectus supplement, dated November 10, 2022, with the Securities and Exchange Commission in connection with the Offering (the “Prospectus Supplement”) under our existing shelf Registration Statement on Form S-3 (File No. 333-267777), which was declared effective on October 18, 2022. Pursuant to the Prospectus Supplement, we may offer and sell shares of our Common Stock having an aggregate offering price of up to $15,500,000, and we have issued an aggregate of 2,337,496 shares of our Common Stock for gross proceeds of approximately $4.6 million pursuant to the Prospectus Supplement through January 20, 2023.

If we fail to comply with the continued listing requirements of the Nasdaq Capital Market, our Common Stock may be delisted and the price of our Common Stock and our ability to access the capital markets could be negatively impacted.

We must continue to satisfy the Nasdaq Capital Market’s continued listing requirements, including, among other things, a minimum closing bid price requirement of $1.00 per share for 30 consecutive business days. If a company fails for 30 consecutive business days to meet the $1.00 minimum closing bid price requirement, Nasdaq will send a deficiency notice to the company, advising that it has been afforded a “compliance period” of 180 calendar days to regain compliance with the applicable requirements.

A delisting of our Common Stock from the Nasdaq Capital Market could materially reduce the liquidity of our Common Stock and result in a corresponding material reduction in the price of our Common Stock. In addition, delisting could harm our ability to raise capital through alternative financing sources on terms acceptable to us, or at all, and may result in the potential loss of confidence by investors and employees.

On November 3, 2022, we received written notice from Nasdaq indicating that, for the last 30 consecutive business days, the bid price for our Common Stock had closed below the minimum $1.00 per share requirement for continued listing on the Nasdaq Capital Market under Nasdaq Listing Rule 5550(a)(2). In accordance with Nasdaq Listing Rule 5810(c)(3)(A), we were provided with an initial period of 180 calendar days, or until May 2, 2023, to regain compliance. On January 18, 2023, we received a letter from Nasdaq notifying us that we regained full compliance with Nasdaq Listing Rule 5550(a)(2) after the closing bid price of our Common Stock had been at $1.00 per share or greater for ten consecutive business days, from January 3, 2023 through January 17, 2023.

Even though we have regained compliance with the Nasdaq Capital Market’s minimum closing bid price requirement, there is no guarantee that we will remain in compliance with such listing requirements or other listing requirements in the future. Any failure to maintain compliance with continued listing requirements of the Nasdaq Capital Market could result in delisting of our Common Stock from the Nasdaq Capital Market and negatively impact our company and holders of our Common Stock, including by reducing the willingness of investors to hold our Common Stock because of the resulting decreased price, liquidity and trading of our Common Stock, limited availability of price quotations and reduced news and analyst coverage. Delisting may adversely impact the perception of our financial condition, cause reputational harm with investors, our employees and parties conducting business with us and limit our access to debt and equity financing.

Risks Related to Discovery, Development, Manufacturing and Commercialization

We may expend our limited resources to pursue a particular product candidate or indication and fail to capitalize on product candidates or indications that may be more profitable or for which there is a greater likelihood of success.

Because we have limited financial and managerial resources, we focus on research programs and product candidates that we identify for specific indications among many potential options. As a result, we may forego or delay pursuit of opportunities with other product candidates or for other indications that later prove to have greater commercial potential. For example, on January 10, 2023, we announced, as part of an overall portfolio prioritization, that we will focus on the development of our lead product candidate, briquilimab (formerly known as JSP191), in chronic mast and stem cell diseases as well as a conditioning agent for stem cell transplant in rare diseases. This portfolio includes a new program as a therapeutic for patients with chronic spontaneous urticaria, along with our existing programs for briquilimab as a therapeutic for patients with lower-risk myelodysplastic syndrome and as a conditioning agent for stem cell transplant in patients with sickle cell disease, Fanconi anemia or severe combined immunodeficiency. Our resource allocation decisions may cause us to fail to capitalize on viable commercial medicines or profitable market opportunities. Our spending on current and future research and development programs and product candidates for specific indications may not yield any commercially viable product candidates. If we do not accurately evaluate the commercial potential or target market for a particular product candidate (including briquilimab), we may relinquish valuable rights to that product candidate through collaboration, licensing, or other royalty arrangements in cases in which it would have been more advantageous for us to retain sole development and commercialization rights to such product candidate. Any such event could have a material adverse effect on our business, financial condition, results of operations and prospects.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, may constitute “forward-looking statements” for purposes of federal securities laws. These forward-looking statements are intended to be covered by the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. Such statements can be identified by the fact that they do not relate strictly to historical or current facts. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions (including the negative of any of the foregoing) may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

Forward-looking statements in this prospectus supplement and the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus may include, for example, but are not limited to, statements about:

●	our or our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future;

●	our ability to research, discover and develop additional product candidates;

●	the success, cost and timing of our product development activities and clinical trials;

●	the potential attributes and benefits of our product candidates;

●	our ability to obtain and maintain regulatory approval for our product candidates;

●	our ability to obtain funding for our operations;

●	our projected financial information, anticipated growth rate and market opportunity;

●	our ability to maintain the listing of our public securities on the Nasdaq Capital Market;

●	our public securities’ potential liquidity and trading;

●	our success in retaining or recruiting, or changes required in, officers, key employees or directors;

●	our ability to grow and manage growth profitably;

●	the implementation, market acceptance and success of our business model, developments and projections relating to our competitors and industry;

●	our ability to obtain and maintain intellectual property protection and not infringe on the rights of others;

●	our ability to identify, in-license or acquire additional technology;

●	our ability to maintain our existing license agreements and manufacturing arrangements; and

●	the effect of the continuing COVID-19 pandemic on the foregoing.

We caution you that the foregoing list may not contain all the forward-looking statements made in this prospectus supplement or in the documents incorporated by reference in this prospectus supplement.

These forward-looking statements are based on current expectations and beliefs concerning future developments and their potential effects. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors” in this prospectus supplement, in our Annual Report on Form 10-K for the year ended December 31, 2021, as filed with the SEC on March 18, 2022, our Quarterly Report on Form 10-Q for the quarter ended March 31, 2022, as filed with the SEC on May 12, 2022, our Quarterly Report on Form 10-Q for the quarter ended June 30, 2022, as filed with the SEC on August 12, 2022, and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2022, as filed with the SEC on November 10, 2022, as updated by our subsequent annual, quarterly and other reports and documents that are incorporated by reference into this prospectus supplement, and elsewhere in the documents incorporated by reference into this prospectus supplement. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Some of these risks and uncertainties may in the future be amplified by the continuing COVID-19 pandemic, and there may be additional risks that we consider immaterial or which are unknown. It is not possible to predict or identify all such risks. Readers are cautioned not to place undue reliance on forward-looking statements because of the risks and uncertainties related to them and to the risk factors. We do not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this prospectus supplement, except as may be required under applicable securities laws. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, other strategic transactions or investments we may make or enter into.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of the statement is made, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and such statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

MARKET AND INDUSTRY DATA

Certain information contained in this prospectus supplement and the documents incorporated by reference into this prospectus supplement relates to or is based on studies, publications, surveys, publicly available information, reports of governmental agencies and other data obtained from third-party sources and our own internal estimates and research. This information involves a number of assumptions and limitations, and you are cautioned not to give undue weight to these estimates. While we believe these third-party sources to be reliable as of the date of this prospectus supplement or such document incorporated by reference, we have not independently verified the market and industry data contained in this prospectus supplement and the documents incorporated by reference into this prospectus supplement or the underlying assumptions relied on therein. Finally, while we believe our own internal research is reliable, such research has not been verified by any independent source. Notwithstanding the foregoing, we are liable for the information provided in this prospectus supplement and the documents incorporated by reference into this prospectus supplement. The industry in which we operate is subject to a high degree of uncertainty and risk due to a variety of factors, including those described in the section of this prospectus supplement titled “Risk Factors” and under similar headings in the documents incorporated by reference into this prospectus supplement. These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us.

USE OF PROCEEDS

We estimate that the net proceeds from the sale of the Common Stock in this offering will be approximately $84.3 million (or $97.0 million if the underwriters exercise their option to purchase additional shares in full), after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

We currently intend to use the net proceeds of this offering for general corporate purposes, which may include capital expenditures, working capital and general and administrative expenses. We also may use a portion of the net proceeds to acquire or invest in other businesses, products and technologies that are complementary to our own, although we have no current plans, commitments or arrangements to do so.

The amounts of and timing of our use of the net proceeds from the sale of securities under this prospectus supplement will depend on a number of factors. As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses for the net proceeds to us from the sale of securities under this prospectus supplement. Accordingly, we will retain broad discretion over the use of such proceeds. Pending application of the net proceeds as described above, we intend to temporarily invest the net proceeds primarily in short term, interest-bearing instruments.

DILUTION

If you purchase our Common Stock in this offering, your interest will be diluted to the extent of the difference between the public offering price per share of Common Stock and the as adjusted net tangible book value per share of Common Stock immediately after this offering.

Our net tangible book value as of September 30, 2022 was approximately $47.6 million, or $1.25 per share of Common Stock. Net tangible book value per share is determined by dividing the net of total tangible assets less total liabilities, by the aggregate number of shares of our Common Stock outstanding as of September 30, 2022.

Our pro forma net tangible book value as of September 30, 2022 was approximately $52.1 million, or $1.29 per share of Common Stock. Pro forma net tangible book value per share is determined by dividing the net of total tangible assets less total liabilities, by the aggregate number of shares of Common Stock outstanding as of September 30, 2022, after giving effect to the issuance of an aggregate of 2,337,496 shares of our Common Stock pursuant to the Sales Agreement between January 6, 2023 and January 20, 2023 for net proceeds of approximately $4.5 million, after deducting sales commissions payable by us.

After giving effect to: (i) the pro forma adjustments described in the preceding paragraph, and (ii) the sale by us of 60,000,000 shares of Common Stock at the public offering price of $1.50 per share of Common Stock, and after deducting underwriting discounts and commissions and estimated offering expenses, our pro forma as adjusted net tangible book value as of September 30, 2022 would have been approximately $136.4 million, or $1.36 per share of Common Stock. This represents an immediate increase in the pro forma net tangible book value of $0.07 per share of Common Stock to our existing stockholders and an immediate dilution in net tangible book value of $0.14 per share of Common Stock issued to the investors participating in this offering.

The following table illustrates this per share dilution, assuming the underwriters do not exercise their option to purchase additional shares of Common Stock:

Public offering price per share of Common Stock		$1.50
Net tangible book value per share as of September 30, 2022	$1.25
Increase in net tangible book value per share attributable to the issuance of an aggregate of 2,337,496 shares of our Common Stock pursuant to the Sales Agreement between January 6, 2023 and January 20, 2023	$0.04
Pro forma net tangible book value per share as of September 30, 2022	$1.29
Increase in pro forma net tangible book value per share attributable to this offering	$0.07
Pro forma as adjusted net tangible book value per share as of September 30, 2022 after giving effect to this offering		$1.36
Dilution per share to investors participating in this offering		$0.14

The information above assumes that the underwriters do not exercise their option to purchase additional shares. If the underwriters exercise their option in full to purchase 9,000,000 additional shares of Common Stock in this offering at the public offering price of $1.50 per share, after deducting underwriting discounts and commissions and estimated offering expenses payable by us, the pro forma as adjusted net tangible book value per share after this offering would be $1.36 per share, the increase in pro forma net tangible book value per share to existing stockholders would be $0.07 per share and the dilution to investors participating in this offering would be $0.14 per share.

The above discussion and table are based on an aggregate of 37,984,368 shares of voting and non-voting common stock outstanding (which includes 911,022 shares of non-voting common stock) as of September 30, 2022, and excludes:

●	6,279,930 shares of Common Stock issuable upon the exercise of stock options outstanding under our equity incentive plans as of September 30, 2022, with a weighted-average exercise price of $2.31 per share;

●	3,125 shares of our Common Stock issuable upon the vesting of restricted stock units outstanding under our equity incentive plans as of September 30, 2022, with a weighted-average grant date fair value of $3.54 per share;

●	4,999,863 shares of Common Stock issuable upon the exercise of the outstanding Public Warrants as of September 30, 2022, with an exercise price of $11.50 per share;

●	3,889,106 shares of Common Stock available for future issuance under the Jasper Therapeutics, Inc. 2021 Equity Incentive Plan as of September 30, 2022, which contains provisions that may increase its share reserve each year, and pursuant to which 1,521,827 shares of Common Stock were added to the reserve on January 1, 2023;

●	928,551 shares of Common Stock available for future issuance under the Jasper Therapeutics, Inc. 2021 Employee Stock Purchase Plan as of September 30, 2022, which contains provisions that may increase its share reserve each year, and pursuant to which 380,456 shares of Common Stock were added to the reserve on January 1, 2023;

●	1,295,672 shares of Common Stock available for future issuance under the Jasper Therapeutics, Inc. 2022 Inducement Equity Incentive Plan as of September 30, 2022; and

●

2,770,377 shares of Common Stock issuable upon the vesting of restricted stock units granted to certain employees and members of our board of directors on October 12, 2022, of which 50% of the shares subject to the restricted stock unit awards will vest on April 12, 2023 and 50% will vest on October 12, 2023, subject in each case to each applicable restricted stock unit holder providing continuous service to us on and through each applicable vesting date, inclusive.

To the extent that options or warrants are exercised, new options or other equity awards are issued under our equity incentive plans, or we issue additional shares of Common Stock or other equity or convertible debt securities in the future, there may be further dilution to investors participating in this offering. Moreover, we may choose to raise additional capital because of market conditions or strategic considerations even if we believe that we have sufficient funds for our current or future operating plans. If we raise additional capital through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

Underwriting

Under the terms and subject to the conditions contained in an underwriting agreement dated January 25, 2023, we have agreed to sell to the underwriters named below, for whom Credit Suisse Securities (USA) LLC, William Blair & Company, L.L.C. and Oppenheimer & Co. Inc. are acting as representatives, the following respective numbers of shares of Common Stock:

Underwriters	Number of Shares
Credit Suisse Securities (USA) LLC	30,000,000
William Blair & Company, L.L.C.	24,000,000
Oppenheimer & Co. Inc.	6,000,000
Total	60,000,000

The underwriting agreement provides that the underwriters are obligated to purchase all the shares of Common Stock in the offering if any are purchased, other than those shares covered by the option to purchase additional shares of Common Stock described below. The underwriting agreement also provides that if an underwriter defaults the purchase commitments of non-defaulting underwriters may be increased or the offering may be terminated.

We have granted the underwriters a 30-day option to purchase on a pro rata basis up to 9,000,000 additional shares of Common Stock at the public offering price, less the underwriting discounts and commissions.

The underwriters propose to offer the shares of Common Stock initially at the public offering price on the cover page of this prospectus and to selling group members at that price less a selling concession of $0.054 per share of Common Stock. After the public offering, the underwriters may change the public offering price and concession and discount to broker/dealers. Several of our existing stockholders, including certain stockholders affiliated with our directors and/or who own 5% or more of our outstanding capital stock, have agreed to purchase an aggregate of approximately 13.8 million shares of Common Stock in this offering at the public offering price. The underwriters will receive the same underwriting discount on any shares of Common Stock purchased by these stockholders as they will on any other shares of Common Stock sold to the public in this offering.

The following table summarizes the compensation we will pay:

		Total
	Per Share	Without Option to Purchase Additional Shares	With Option to Purchase Additional Shares
Public offering price	$1.50	$90,000,000.00	$103,500,000.00
Underwriting discounts and commissions paid by us	$0.09	$5,400,000.00	$6,210,000.00
Proceeds to us, before expenses	$1.41	$84,600,000.00	$97,290,000.00

We estimate that our out of pocket expenses for this offering will be approximately $300,000. We have agreed to reimburse the underwriters for up to $35,000 for their FINRA counsel fee. In accordance with FINRA Rule 5110, this reimbursed fee is deemed underwriting compensation for this offering. In addition, the underwriters have agreed to reimburse us for certain expenses.

We have agreed with the underwriters (other than Oppenheimer & Co. Inc.) that, for a period of 90 days after the date of this prospectus supplement, and our executive officers, directors and their affiliates have agreed with the underwriters that, for a period of 90 days after the date of this prospectus supplement, subject to certain exceptions, we and they will not, subject to certain exceptions, (1) offer, sell, pledge, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition), directly or indirectly, including the filing (or participation in the filing) with the SEC of a registration statement under the Securities Act to register, any shares of our Common Stock or any securities convertible into or exercisable or exchangeable for our Common Stock or warrants or other rights to acquire shares of our Common Stock of which such officer, director or holder is now, or may in the future become, the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act), or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, directly or indirectly, any of the economic benefits or risks of ownership of such Common Stock, securities, warrants or other rights to acquire Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, or (3) publicly disclose the intention to enter into any transaction described in clause (1) or (2) above, except with the prior written consent of Credit Suisse Securities (USA) LLC and William Blair & Company, L.L.C.

The restrictions on our executive officers and directors and their affiliates above do not apply to the following, subject to certain limitations set forth in the lock-up agreements:

●	transfers of securities as a bona fide gift;

●	transfers or dispositions of securities to any trust for the direct or indirect benefit of the lock-up signatory or any member of the immediate family of the lock-up signatory;

●	transfers of securities to affiliates, limited partners, general partners, limited liability company, members, stockholders or to any investment fund;

●	transfers of securities by will, other testamentary document or intestate succession to the legal representative, heir, beneficiary or a member of the immediate family of the lock-up signatory;

●	transfers or dispositions of shares of our Common Stock or securities convertible or exchangeable into shares of our Common Stock acquired in open market purchases after the closing of this offering;

●	entry into any trading plan established pursuant to Rule 10b5-1 under the Exchange Act;

●	the exercise of options, warrants or other rights to acquire shares of Common Stock or any security convertible into or exercisable for shares of Common Stock in accordance with their terms (including the settlement and/or to cover withholding tax obligations in connection with such exercise or vesting) pursuant to an employee benefit plan, equity incentive plan, option, warrant or other right;

●	transfers pursuant to a court order or settlement agreement related to the distribution of assets in connection with the dissolution of a marriage or civil union;

●	transfers to us pursuant to agreements under which we have the option to repurchase such shares or a right of first refusal with respect to transfers of such shares upon termination of service of the lock-up signatory;

●	transfers of shares of our Common Stock or any security convertible into or exercisable or exchangeable for Common Stock pursuant to a liquidation, tender offer, merger, consolidation or similar transaction that results in all of our stockholders having the right to exchange their securities for cash, securities or other property;

●	dispositions of shares of our Common Stock pursuant to any trading plan established pursuant to Rule 10b5-1 under the Exchange Act existing as of the date of the lock-up agreement; or

●	transfers any order or decree of any court or governmental agency or body, domestic or foreign, having jurisdiction over the lock-up signatory or any of the lock-up signatory’s properties or assets.

We have agreed to indemnify the underwriters against liabilities under the Securities Act, or contribute to payments that the underwriters may be required to make in that respect.

Our Common Stock is listed on the Nasdaq Capital Market under the symbol “JSPR.”

In connection with the offering the underwriters may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions and penalty bids and passive market making in accordance with Regulation M under the Exchange Act.

●	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.
●	Over-allotment involves sales by the underwriters of shares in excess of the number of shares the underwriters are obligated to purchase, which creates a syndicate short position. The short position may be either a covered short position or a naked short position. In a covered short position, the number of shares over-allotted by the underwriters is not greater than the number of additional shares that they have the option to purchase. In a naked short position, the number of shares involved is greater than the number of additional shares that they have the option to purchase. The underwriters may close out any covered short position by either exercising their option to purchase additional shares and/or purchasing shares in the open market.

●	Syndicate covering transactions involve purchases of the Common Stock in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of shares to close out the short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase additional shares through their option. If the underwriters sell more shares than could be covered by the option to purchase additional shares, a naked short position, the position can only be closed out by buying shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.

●	Penalty bids permit the representatives to reclaim a selling concession from a syndicate member when the Common Stock originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

●	In passive market making, market makers in the Common Stock who are underwriters or prospective underwriters may, subject to limitations, make bids for or purchases of our Common Stock until the time, if any, at which a stabilizing bid is made.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our Common Stock or preventing or retarding a decline in the market price of the Common Stock. As a result the price of our Common Stock may be higher than the price that might otherwise exist in the open market. These transactions may be effected on the Nasdaq Capital Market or otherwise and, if commenced, may be discontinued at any time.

A prospectus in electronic format may be made available on the web sites maintained by one or more of the underwriters, or selling group members, if any, participating in this offering and one or more of the underwriters participating in this offering may distribute prospectuses electronically. The representatives may agree to allocate a number of shares to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the underwriters and selling group members that will make internet distributions on the same basis as other allocations.

The underwriters and their respective affiliates are full-service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for us, for which they received or will receive customary fees and expenses.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. These investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

LEGAL MATTERS

The validity of the issuance of the Common Stock offered by this prospectus supplement will be passed upon for us by Paul Hastings LLP, Palo Alto, California. DLA Piper LLP (US), East Palo Alto, California is acting as counsel to the underwriters in connection with this offering.

EXPERTS

The financial statements incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2021 have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to the Company’s ability to continue as a going concern as described in Note 1 to the financial statements) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND Additional INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities to be offered under this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus, which constitute a part of the registration statement, do not contain all of the information set forth or incorporated by reference in the registration statement of which this prospectus supplement and the accompanying prospectus are a part and the exhibits to such registration statement. For further information with respect to us and the securities offered by this prospectus supplement and the accompanying prospectus, we refer you to the registration statement of which this prospectus supplement is a part and the exhibits to such registration statement. Statements contained in this prospectus supplement as to the contents of any contract or any other document are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement or an exhibit to the reports or other documents incorporated by reference into this prospectus supplement, please see the copy of the contract or document that has been filed. Each statement in this prospectus supplement relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit.

The SEC maintains an Internet website that contains reports, proxy statements and other information about issuers, like us, that file electronically with the SEC. The address of that website is www.sec.gov. You may also request a copy of these filings, at no cost, by writing us at 2200 Bridge Pkwy Suite #102, Redwood City, CA 94065 or telephoning us at (650) 549-1400.

We are subject to the information and reporting requirements of the Exchange Act and, in accordance with this law, file periodic reports, proxy statements and other information with the SEC. These periodic reports, proxy statements and other information are available at the website of the SEC referred to above. We also maintain a website at www.jaspertherapeutics.com. You may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Information contained on or connected to our website is not a part of, and is not incorporated into, this prospectus supplement and the inclusion of our website address in this prospectus supplement is an inactive textual reference only.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference the information and reports we file with it into this prospectus supplement, which means that we can disclose important information to you by referring you to these documents. The information incorporated by reference is an important part of this prospectus supplement, and information we file later with the SEC will automatically update and supersede this information. We are incorporating by reference the documents listed below as of their respective dates of filing, which we have already filed with the SEC. Any report or information within any of the documents referred below that is furnished, but not filed, shall not be incorporated by reference into this prospectus supplement.

●	our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 18, 2022;

●	the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2021 from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 29, 2022;

●	our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2022, June 30, 2022 and September 30, 2022, filed with the SEC on May 12, 2022, August 12, 2022 and November 10, 2022, respectively;

●	our Current Reports on Form 8-K filed with the SEC on February 28, 2022, March 11, 2022, March 16, 2022 (the second Current Report on Form 8-K filed on such date), March 21, 2022, June 27, 2022, November 4, 2022, November 10, 2022 (accepted at 5:03 p.m. Eastern time) and January 19, 2023; and

●	the description of our Common Stock set forth in our Registration Statement on Form 8-A (File No. 001-39138), filed with the SEC under Section 12(b) of the Exchange Act on November 18, 2019, including any amendments or reports filed for the purpose of updating such description, including the description of our Common Stock included as Exhibit 4.3 to our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 18, 2022.

We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including those made after the date of the initial filing of the registration statement of which this prospectus supplement is a part and prior to effectiveness of such registration statement, until we file a post-effective amendment that indicates the termination of the offering of the securities made by this prospectus supplement, and such future filings will become a part of this prospectus supplement from the respective dates that such documents are filed with the SEC. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

You may obtain any of the documents incorporated by reference in this prospectus supplement from the SEC through the SEC’s website at the address provided above. Documents incorporated by reference are also available from us, without charge. You may obtain documents incorporated by reference in this prospectus supplement by requesting them in writing or by telephone at the following address or phone number:

Jasper Therapeutics, Inc.
2200 Bridge Pkwy Suite #102
Redwood City, CA 94065
Attn: President and Chief Executive Officer
Phone: (650) 549-1400

You also may access these filings on our Internet site at https://www.jaspertherapeutics.com/. Information contained on or connected to our website is not a part of, and is not incorporated into, this prospectus supplement or the registration statement of which this prospectus supplement is a part, and the inclusion of our website address in this prospectus supplement is an inactive textual reference only. This prospectus supplement is part of a registration statement we filed with the SEC. We have incorporated exhibits into the registration statement of which this prospectus supplement is a part. You should read the exhibits carefully for provisions that may be important to you.

PROSPECTUS

Jasper Therapeutics, Inc.

$150,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Rights

Units

Depositary Shares

From time to time, we may offer and sell any combination of the securities described in this prospectus, either individually or in combination with other securities, in one or more offerings. We may also offer common stock or preferred stock upon conversion of debt securities, common stock upon conversion of preferred stock, or common stock, preferred stock or debt securities upon the exercise of warrants, rights, depositary shares or units. The aggregate initial offering price of all securities sold under this prospectus will not exceed $150,000,000.

This prospectus provides a general description of the securities we may offer. Each time we sell securities pursuant to this prospectus, we will provide the specific terms of these offerings and securities in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference herein or therein before you invest in any of the securities being offered.

We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

Our voting common stock is listed on the Nasdaq Capital Market under the trading symbol “JSPR.” On October 6, 2022, the last reported sale price of our voting common stock was $0.89 per share. Our warrants are listed on the Nasdaq Capital Market under the symbol “JSPRW”. On October 6, 2022, the last reported sale price per warrant was $0.06. The applicable prospectus supplement will contain information, where applicable, as to other listings, if any, on the Nasdaq Capital Market or other securities exchange of the securities covered by the applicable prospectus supplement.

The aggregate market value of our outstanding common stock held by non-affiliates was approximately $54.95 million, which was calculated based on 24,312,181 shares of outstanding common stock held by non-affiliates as of September 30, 2022, and a price per share of $2.26, the closing price of our common stock on August 12, 2022. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities pursuant to this registration statement with a value more than one-third of the aggregate market value of our common stock held by non-affiliates in any 12-month period, so long as the aggregate market value of our common stock held by non-affiliates is less than $75.0 million. In the event that subsequent to the effective date of the registration statement of which this prospectus is a part, the aggregate market value of our outstanding common stock held by non-affiliates equals or exceeds $75.0 million, then the one-third limitation on sales shall not apply to additional sales made pursuant to the registration statement of which this prospectus is a part. We have not sold any securities pursuant to General Instruction I.B.6 of Form S-3 during the 12 calendar months prior to, and including, the date of this prospectus.

We are an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and, as such, we have elected to comply with certain reduced public company reporting requirements for this prospectus and future filings with the Securities and Exchange Commission. See “Prospectus Summary—Implications of Being an Emerging Growth Company”.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” on page 4 of this prospectus and contained in the applicable prospectus supplement and in any free writing prospectuses we have authorized for use in connection with a specific offering, and under similar headings in the documents that are incorporated by reference into this prospectus.

This prospectus may not be used to consummate a sale of securities unless accompanied by a prospectus supplement.

The securities may be offered and sold from time to time, through agents designated by us or to or through underwriters, brokers or dealers, on a continuous or delayed basis. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any agents, underwriters, brokers or dealers are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such agents, underwriters, brokers or dealers and any applicable fees, commissions, discounts and over allotment options will be set forth in a prospectus supplement or a related free writing prospectus. When applicable, the price to the public of such securities and the net proceeds we expect to receive from such sale, if any, will also be set forth in a prospectus supplement or a related free writing prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 18, 2022.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), utilizing a “shelf” registration process. Under this shelf registration process, we may offer and sell securities from time to time and in one or more offerings up to a total dollar amount of $150,000,000 as described in this prospectus. This prospectus provides you with a general description of the securities we may offer.

Each time we offer to sell securities under this prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change any of the information contained in this prospectus or in any documents that we have incorporated by reference into this prospectus. To the extent that any statement that we make in a prospectus supplement is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in a prospectus supplement. We urge you to read carefully this prospectus, any applicable prospectus supplement and any related free writing prospectus we have authorized for use in connection with a specific offering, together with the information incorporated herein by reference as described under the headings “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference,” before buying any of the securities being offered.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

You should rely only on the information that we have provided or incorporated by reference in this prospectus, any applicable prospectus supplement and any related free writing prospectus that we may authorize to be provided to you. We have not authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement or any related free writing prospectuses prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so.

You should not assume that the information appearing in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference herein or therein is correct on any date subsequent to the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, the applicable prospectus supplement or any related free writing prospectus, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the section entitled “Where You Can Find Additional Information.”

Unless the context requires otherwise, references in this prospectus to “Jasper,” “we,” “us” and “our” refer to Jasper Therapeutics, Inc. and its consolidated subsidiaries, unless otherwise specified.

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PROSPECTUS SUMMARY

This summary highlights selected information that is presented in greater detail elsewhere in this prospectus or in the documents incorporated by reference in this prospectus. Because it is only a summary, it does not contain all of the information you should consider before investing in our securities and it is qualified in its entirety by, and should be read in conjunction with, the more detailed information included elsewhere in this prospectus and the documents incorporated by reference in this prospectus. Before you decide whether to purchase our securities, you should read this entire prospectus carefully, including the sections of this prospectus entitled “Risk Factors” and similar headings in the other documents that are incorporated by reference in this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our consolidated financial statements and the related notes, as well as the exhibits to the registration statement of which this prospectus is a part.

Overview

We are a clinical-stage biotechnology company dedicated to enabling cures through hematopoietic stem cell therapy. We are focused on the development and commercialization of safer and more effective conditioning agents and mRNA-based stem cell engineering to allow for expanded use of stem cell transplantation and ex vivo gene therapy, a technique in which genetic manipulation of cells is performed outside of the body prior to transplantation. We are also developing novel therapeutics directed at diseased hematopoietic stem cells.

Our drug development pipeline includes multiple product candidates designed to improve hematopoietic stem cell therapy. Our lead product candidate, JSP191, is in clinical development as a novel conditioning antibody that clears hematopoietic stem cells from bone marrow in patients prior to undergoing allogeneic stem cell therapy or stem cell gene therapy. We plan to initiate a registrational clinical study in acute myeloid leukemia (“AML”) patients undergoing stem cell transplantation by the end of the first quarter of 2023. Based on the single agent depletion observed in our Phase 1 study of myelodysplastic syndrome (“MDS”) patients undergoing stem cell transplant, we are also initiating a pilot study of JSP191 as a therapeutic in lower-risk MDS, which we expect to commence in the fourth quarter of this year. Beyond JSP191, we are developing stem cell grafts transiently reprogrammed using mRNA that have a competitive advantage over endogenous hematopoietic stem cells (“HSCs”), enabling higher levels of engraftment designed to remove the need for highly toxic conditioning of the patient and lower the risk of other serious complications that limit current stem cell transplants. We plan to continue to expand our pipeline to include other novel stem cell therapies based on immune modulation, graft engineering and cell or gene therapies. Our goal is to expand the use of curative stem cell transplant and gene therapies for all patients, including children and the elderly.

The following chart summarizes the status and development plan for the product candidates in our pipeline. We own worldwide rights to each of our programs.

Implications of Being an Emerging Growth Company

We qualify as an “emerging growth company” as that term is defined in the JOBS Act. For as long as we continue to be an emerging growth company, we intend to take advantage of exemptions from various reporting requirements applicable to other public companies but not to “emerging growth companies,” including:

●	not being required to have our independent registered public accounting firm audit our internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002, as amended;

●	permission to delay adopting new or revised accounting standards until such time as those standards apply to private companies;

●	reduced disclosure obligations regarding executive compensation in our periodic reports and annual reports on Form 10-K; and

●	exemptions from the requirements of holding non-binding advisory votes on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Under the JOBS Act, we will remain an emerging growth company until the earliest of:

●	the last day of the fiscal year during which we have total annual gross revenues of $1.235 billion or more;

●	the last day of the fiscal year following the fifth anniversary of the Initial Public Offering, or December 31, 2024;

●	the date on which we have issued, during the previous three-year period, more than $1.0 billion in non-convertible debt securities; and

●	the date on which we are deemed to be a “large accelerated filer” under the Exchange Act (i.e., the first day of the fiscal year after we have (1) more than $700.0 million in outstanding common equity held by our non-affiliates, measured each year on the last day of our second fiscal quarter, (2) been public for at least 12 months, and (3) are not eligible to be deemed a “smaller reporting company” because we do not meet the revenue test of the definition of “smaller reporting company”, which includes an initial determination that our annual revenues are more than $100.0 million for the most recently completed fiscal year).

We have elected to take advantage of certain of the reduced disclosure obligations regarding executive compensation in this prospectus and may elect to take advantage of other reduced reporting requirements in future filings with the SEC. As a result, the information that we provide to our stockholders may be different from the information you receive from other public reporting companies.

Corporate Information

We were incorporated under the name “Amplitude Healthcare Acquisition Corporation” on August 13, 2019 as a Delaware corporation for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. On September 24, 2021, we consummated a business combination (the “Business Combination”) and changed our name to “Jasper Therapeutics, Inc.”.

Our principal executive offices are located at 2200 Bridge Pkwy Suite #102, Redwood City, CA 94065, and our telephone number is (650) 549-1400. Our website address is www.jaspertherapeutics.com. Any information contained on, or that can be accessed through, our website is not incorporated by reference into, nor is it in any way part of this prospectus and should not be relied upon in connection with making any decision with respect to an investment in our securities. We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. You may obtain any of the documents filed by us with the SEC at no cost from the SEC’s website at http://www.sec.gov.

Description of Securities

We may offer shares of our common stock and preferred stock, depositary shares, various series of debt securities and warrants or rights to purchase any of such securities, either individually or in combination with other securities or in units, from time to time under this prospectus, together with the applicable prospectus supplement and any related free writing prospectus, at prices and on terms to be determined by market conditions at the time of any offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

●	designation or classification;

●	aggregate principal amount or aggregate offering price;

●	maturity date, if applicable;

●	original issue discount, if any;

●	rates and times of payment of interest or dividends, if any;

●	redemption, conversion, exercise, exchange or sinking fund terms, if any;

●	ranking;

●	restrictive covenants, if any;

●	voting or other rights, if any;

●	conversion or exchange prices or rates, if any, and, if applicable, any provisions for changes to or adjustments in the conversion or exchange prices or rates and in the securities or other property receivable upon conversion or exchange; and

●	material or special U.S. federal income tax considerations, if any.

The applicable prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change any of the information contained in this prospectus or in the documents we have incorporated by reference.

The securities may be offered directly to investors from time to time, through agents designated by us or to or through agents, underwriters, brokers or dealers. We, and our agents, underwriters, brokers or dealers, reserve the right to accept or reject all or part of any proposed purchase of securities. If we do offer securities to or through agents, underwriters, brokers or dealers, we will include in the applicable prospectus supplement:

●	the names of those agents, underwriters, brokers or dealers;

●	applicable fees, discounts and commissions to be paid to them;

●	details regarding over-allotment or other options to purchase additional securities, if any; and

●	the net proceeds to us, if any.

Use of Proceeds

Except as described in any applicable prospectus supplement or in any free writing prospectus we have authorized for use in connection with a specific offering, we intend to use the net proceeds from the sale of the securities under this prospectus for general corporate purposes, which may include funding research and development, capital expenditures, working capital and general and administrative expenses. See “Use of Proceeds” on page 7 of this prospectus.

Nasdaq Capital Market Exchange Listing

Our Common Stock is listed on the Nasdaq Capital Market under the symbol “JSPR.” Our Public Warrants are listed on the Nasdaq Capital Market under the symbol “JSPRW”.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before you make a decision to buy our securities, in addition to the risks and uncertainties discussed above under “Cautionary Note Regarding Forward-Looking Statements”, you should carefully consider the risks and uncertainties described under the section titled “Risk Factors” contained in our most recent annual report on Form 10-K and our most recent quarterly report on Form 10-Q together with all of the other information appearing in or incorporated by reference into this prospectus, as updated by our subsequent filings with the SEC, as well as the risk factors and other information contained in any applicable prospectus supplement and any applicable free writing prospectus before deciding to invest in our securities. If any of these risks actually occur, it may materially harm our business, financial condition, liquidity and results of operations. As a result, the market price of our securities could decline, and you could lose all or part of your investment. Additionally, the risks and uncertainties described in this prospectus, any prospectus supplement, any post-effective amendment or in any filing or document incorporated by reference herein or therein are not the only risks and uncertainties that we face. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may become material and adversely affect our business.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained in this prospectus, including the documents incorporated by reference in this prospectus, may constitute “forward-looking statements” for purposes of federal securities laws. These forward-looking statements are intended to be covered by the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. Such statements can be identified by the fact that they do not relate strictly to historical or current facts. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions (including the negative of any of the foregoing) may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

Forward-looking statements in this prospectus and the documents incorporated by reference in this prospectus may include, for example, but are not limited to, statements about:

●	our or our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future, including those relating to the impact of the Business Combination on our business, financial condition, liquidity and results of operations;

●	our ability to research, discover and develop additional product candidates;

●	the success, cost and timing of our product development activities and clinical trials;

●	the potential attributes and benefits of our product candidates;

●	our ability to obtain and maintain regulatory approval for our product candidates;

●	our ability to obtain funding for our operations;

●	our projected financial information, anticipated growth rate and market opportunity;

●	our ability to maintain the listing of our public securities on the Nasdaq Capital Market;

●	our public securities’ potential liquidity and trading;

●	our success in retaining or recruiting, or changes required in, officers, key employees or directors;

●	our ability to grow and manage growth profitably;

●	the implementation, market acceptance and success of our business model, developments and projections relating to our competitors and industry;

●	our ability to obtain and maintain intellectual property protection and not infringe on the rights of others;

●	our ability to identify, in-license or acquire additional technology;

●	our ability to maintain our existing license agreements and manufacturing arrangements; and

●	the effect of the continuing COVID-19 pandemic on the foregoing.

We caution you that the foregoing list may not contain all the forward-looking statements made in this prospectus or in the documents incorporated by reference in this prospectus.

These forward-looking statements are based on current expectations and beliefs concerning future developments and their potential effects. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors” in this prospectus, in our Annual Report on Form 10-K for the year ended December 31, 2021, as filed with the SEC on March 18, 2022, our Quarterly Report on Form 10-Q for the quarter ended March 31, 2022, as filed with the SEC on May 12, 2022 and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2022, as filed with the SEC on August 12, 2022, as updated by our subsequent annual, quarterly and other reports and documents that are incorporated by reference into this prospectus, and elsewhere in the documents incorporated by reference into this prospectus. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Some of these risks and uncertainties may in the future be amplified by the continuing COVID-19 pandemic, and there may be additional risks that we consider immaterial or which are unknown. It is not possible to predict or identify all such risks. Readers are cautioned not to place undue reliance on forward-looking statements because of the risks and uncertainties related to them and to the risk factors. We do not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this prospectus, except as may be required under applicable securities laws. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, other strategic transactions or investments we may make or enter into.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of the statement is made, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and such statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

USE OF PROCEEDS

Except as described in any applicable prospectus supplement or in any free writing prospectus we have authorized for use in connection with a specific offering, we currently intend to use the net proceeds from the sale of the securities under this prospectus for general corporate purposes, which may include capital expenditures, working capital and general and administrative expenses. We also may use a portion of the net proceeds to acquire or invest in other businesses, products and technologies that are complementary to our own, although we have no current plans, commitments or agreements to do so.

The amounts of and timing of our use of the net proceeds from the sale of securities under this prospectus will depend on a number of factors. As of the date of this prospectus, we cannot specify with certainty all of the particular uses for the net proceeds to us from the sale of securities under this prospectus or any applicable prospectus supplement. Accordingly, we will retain broad discretion over the use of such proceeds. We will set forth in the applicable prospectus supplement or free writing prospectus our intended use for the net proceeds, if any, received from the sale of any securities sold pursuant to such prospectus supplement or free writing prospectus. Pending application of the net proceeds as described above, we intend to temporarily invest the net proceeds primarily in short term, interest-bearing instruments.

DESCRIPTION OF CAPITAL STOCK

The following summary of certain provisions of our capital stock does not purport to be complete and is subject to our second amended and restated certificate of incorporation (the “Amended and Restated Certificate of Incorporation”), our second amended and restated bylaws (the “Amended and Restated Bylaws”) and the provisions of applicable law. A copy of our Amended and Restated Certificate of Incorporation and a copy of our Amended and Restated Bylaws are filed as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find Additional Information.” The summary below is also qualified by reference to the provisions of the General Corporation Law of the State of Delaware (“DGCL”), as applicable.

Authorized and Outstanding Stock

Our Amended and Restated Certificate of Incorporation authorizes the issuance of 490,000,000 shares of voting common stock (the “Common Stock”), 2,000,000 shares of non-voting common stock (the “Non-Voting Common Stock”), and 10,000,000 shares of undesignated preferred stock.

Common Stock

Under our Amended and Restated Certificate of Incorporation, holders of our Common Stock and our Non-Voting Common Stock have identical rights other than with respect to voting and conversion rights, each as described below.

Voting Power

Except as otherwise expressly provided in our Amended and Restated Certificate of Incorporation or as required by applicable law, on any matter that is submitted to a vote by our stockholders, holders of our Common Stock are entitled to one vote per share of Common Stock, and holders of Non-Voting Common Stock are not entitled to any votes per share of Non-Voting Common Stock, including for the election of directors.

Conversion Rights

Holders of Common Stock do not have conversion rights, while holders of Non-Voting Common Stock shall have the right to convert each share of Non-Voting Common Stock held by such holder into one share of Common Stock at such holder’s election by providing written notice to us, provided that as a result of such conversion, such holder, together with its affiliates and any members of a Schedule 13(d) group with such holder, would not beneficially own in excess of 9.9% of our Common Stock following such conversion. However, this ownership limitation may be increased to any other percentage designated by such holder of our Non-Voting Common Stock (and applicable only to such holder) upon 61 days’ prior written notice to us or decreased to any other percentage designated by such holder of our Non-Voting Common Stock (and applicable only to such holder) at any time upon prior written notice to us. Holders of our Non-Voting Common Stock are also permitted to make certain transfers to non-affiliates upon which such transferred shares would immediately convert to shares of our Common Stock upon the written request of the original holder and the written certification from the transferee holder of its non-affiliation with the original holder of such Non-Voting Common Stock.

Dividends

Holders of our Common Stock are entitled to receive ratably any dividends declared by our board of directors (the “Board”) or a committee thereof out of funds legally available for that purpose, subject to any preferential dividend rights of any then outstanding preferred stock. Our Common Stock does not have preemptive rights or other subscription rights or redemption or sinking fund provisions.

Liquidation, Dissolution and Winding Up

In the event of our voluntary or involuntary liquidation, dissolution or winding up, our net assets will be distributed pro rata to the holders of our Common Stock, subject to any liquidation preference of any then outstanding preferred stock. The holders of Non-Voting Common Stock rank on parity with holders of Common Stock as to such distributions.

Preemptive or Other Rights

Our stockholders have no preemptive or other subscription rights, and there are no sinking fund or redemption provisions applicable to our Common Stock.

Election of Directors

Our Board is divided into three classes, Class I, Class II and Class III, with only one class of directors being elected in each year and each class serving a three-year term, except that our current Class II directors are serving an initial two-year term (and three-year terms subsequently). There is no cumulative voting with respect to the election of directors.

Preferred Stock

Our Amended and Restated Certificate of Incorporation provides that shares of our preferred stock may be issued from time to time in one or more series. Our Board is authorized to fix the number of shares applicable to any such series of preferred stock and to determine or alter for each such series, such voting powers, full or limited, or no voting powers, and such designation, preferences, and relative, participating, optional or other rights and such qualifications, limitations or restrictions thereof. Our Board will be able to, without stockholder approval, issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of our Common Stock and could have anti-takeover effects. The ability of our Board to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of our company or the removal of existing management. As of September 30, 2022, there were no shares of preferred stock outstanding.

Certain Anti-Takeover Provisions of Delaware Law

Special Meetings of Stockholders

Our Amended and Restated Bylaws provide that special meetings of stockholders may be called only by a majority vote of our Board, by the Chairman of our Board, or by our Chief Executive Officer. Our Amended and Restated Bylaws limit the business that may be conducted at an annual meeting of stockholders to those matters properly brought before the meeting.

Advance Notice Requirements for Stockholder Proposals and Director Nominations

Our Amended and Restated Bylaws provide that stockholders seeking to bring business before an annual meeting of stockholders, or to nominate candidates for election as directors at an annual meeting of stockholders, must provide timely notice of their intent in writing. To be timely under our Amended and Restated Bylaws, a stockholder’s notice will generally need to be received by the corporate secretary at our principal executive offices not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event the date of the annual meeting is advanced more than 30 days prior to or delayed by more than 60 days after the anniversary of the preceding year’s annual meeting, or if no annual meeting was held in the preceding year, notice by the stockholder to be timely must be so received not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting and the 10th day following the day on which notice of the date of such annual meeting was mailed or public announcement of the date of such meeting is first made, whichever first occurs. Pursuant to Rule 14a-8 of the Exchange Act, proposals seeking inclusion in our annual proxy statement must comply with the notice periods contained therein. Our Amended and Restated Bylaws specify certain requirements as to the form and content of a stockholders’ meeting. These provisions may preclude our stockholders from bringing matters before an annual meeting of stockholders or from making nominations for directors at an annual meeting of stockholders.

Authorized but Unissued Shares

The authorized but unissued Common Stock and preferred stock are available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved Common Stock and preferred stock could render more difficult or discourage an attempt to obtain control of our company by means of a proxy contest, tender offer, merger or otherwise.

Written Consent by Stockholders

Our Amended and Restated Certificate of Incorporation and our Amended and Restated Bylaws provide that no action shall be taken by our stockholders except at an annual or special meeting of stockholders called in accordance with our Amended and Restated Bylaws, and no action shall be taken by the stockholders by written consent or electronic transmission.

Amendments to Certificate of Incorporation and Bylaws

Our Amended and Restated Certificate of Incorporation requires the affirmative vote of the holders of at least 66⅔% of the voting power of all of the then-outstanding shares of our capital stock entitled to vote generally in the election of directors, voting together as a single class to alter, amend or appeal Articles V (regarding directors), VI (regarding indemnification), VII (exclusive forum) or VIII (regarding amendments of our Amended and Restated Certificate of Incorporation) of our Amended and Restated Certificate of Incorporation (provided that as of September 24, 2024, such reference to “66⅔%” shall be deemed to be “50%”).

Our Amended and Restated Bylaws provide that they may be adopted, amended, or repealed by our stockholders by the affirmative vote of the holders of at least 66⅔% of the voting power of all of our then outstanding capital stock entitled to vote generally in the election of directors, voting together as a single class (provided that as of September 24, 2024, such reference to “66⅔%” shall be deemed to be “50%”).

Removal of Directors

Our Amended and Restated Certificate of Incorporation provides that, subject to the rights of any series of preferred stock, directors may be removed at any time, but only for cause and only by the affirmative vote of 66⅔% of the voting power of all then outstanding capital stock entitled to vote generally at an election of directors, voting together as a single class (provided that as of September 24, 2024, such reference to “66⅔%“ shall be deemed to be “50%”).

Exclusive Forum Selection

Our Amended and Restated Certificate of Incorporation and our Amended and Restated Bylaws provide that the Court of Chancery of the State of Delaware is the sole and exclusive forum for the following claims or causes of actions or proceedings under Delaware statutory or common law: (i) any derivative action or claim brought on our behalf; (ii) any action or proceeding asserting a claim of breach of a fiduciary duty owed by any of our current or former directors, officers or other employees to our company or our stockholders; (iii) any action or proceeding asserting a claim against us or any of our current or former directors, officers or other employees, arising out of or pursuant to any provision of the DGCL, our Amended and Restated Certificate of Incorporation or our Amended and Restated Bylaws; (iv) any action asserting a claim against us or any of our directors, officers, or other employees governed by the internal-affairs doctrine or otherwise related to our internal affairs; (v) any action or claim to interpret, apply, enforce or determine the validity of our Amended and Restated Certificate of Incorporation or Amended and Restated Bylaws; and (vi) any action or claim as to which the DGCL confers jurisdiction to the Court of Chancery of the State of Delaware, in all cases to the fullest extent permitted by law and subject to the court having personal jurisdiction over the indispensable parties named as defendants. Further, pursuant to our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, these foregoing provisions would not apply to suits brought to enforce a duty or liability created by the Exchange Act, the Securities Act or any other claim for which the federal courts have exclusive jurisdiction. Any person or entity holding, owning or otherwise acquiring any interest in shares of our capital stock shall be deemed to have notice of and to have consented to such provisions.

Although we believe these provisions benefit us by providing increased consistency in the application of Delaware law in the types of lawsuits to which they apply, a court may determine that these provisions are unenforceable, and to the extent they are enforceable, the provisions may have the effect of discouraging lawsuits against our directors and officers, although our stockholders will not be deemed to have waived our compliance with federal securities laws and the rules and regulations thereunder. Additionally, we cannot be certain that a court will decide that these provisions are either applicable or enforceable, and if a court were to find the choice of forum provisions contained in our Amended and Restated Certificate of Incorporation and our Amended and Restated Bylaws to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could harm our business, operating results and financial condition.

Our Amended and Restated Certificate of Incorporation provides that the exclusive forum provision will be applicable to the fullest extent permitted by applicable law. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provision will not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. Furthermore, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. Accordingly, both state and federal courts have jurisdiction to entertain such claims. To prevent having to litigate claims in multiple jurisdictions and the threat of inconsistent or contrary rulings by different courts, among other considerations, our Amended and Restated Certificate of Incorporation and our Amended and Restated Bylaws provide that the federal district courts of the United States are the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act, including all causes of action asserted against any defendant named in such complaint.

Section 203 of the Delaware General Corporation Law

We are subject to provisions of Section 203 of the DGCL regulating corporate takeovers under our Amended and Restated Certificate of Incorporation. This statute prevents certain Delaware corporations, under certain circumstances, from engaging in a “business combination” with:

●	a stockholder who owns 15% or more of our outstanding voting stock (otherwise known as an “interested stockholder”);

●	an affiliate of an interested stockholder; or

●	an associate of an interested stockholder, for three years following the date that the stockholder became an interested stockholder.

A “business combination” includes a merger or sale of more than 10% of our assets. However, the above provisions of Section 203 do not apply if:

●	our Board approves the transaction that made the stockholder an “interested stockholder,” prior to the date of the transaction;

●	after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, other than statutorily excluded shares of common stock; or

●	on or subsequent to the date of the transaction, our initial business combination is approved by our Board and authorized at a meeting of our stockholders, and not by written consent, by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

Under certain circumstances, this provision will make it more difficult for a person who would be an “interested stockholder” to effect various business combinations with us for a three-year period. This provision may encourage companies interested in acquiring us to negotiate in advance with our Board because the stockholder approval requirement would be avoided if our Board approves either the business combination or the transaction which results in the stockholder becoming an interested stockholder. These provisions also may have the effect of preventing changes in our Board, and may make it more difficult to accomplish transactions which stockholders may otherwise deem to be in their best interests.

Limitation on Liability and Indemnification of Directors and Officers

Our Amended and Restated Certificate of Incorporation eliminates directors’ liability for monetary damages to the fullest extent permitted by applicable law. Our Amended and Restated Certificate of Incorporation and our Amended and Restated Bylaws require us to indemnify and advance expenses to, to the fullest extent permitted by applicable law, its directors and officers. Our Amended and Restated Certificate of Incorporation and our Amended and Restated Bylaws authorize our Board to determine whether to indemnify and advance expenses to, as set forth in the DGCL or any other applicable law, our employees and other agents. Further, our Amended and Restated Certificate of Incorporation prohibits any retroactive changes to the rights or protections or increase the liability of any director in effect at the time of the alleged occurrence of any act or omission to act giving rise to liability or indemnification. We believe that these provisions in our Amended and Restated Certificate of Incorporation and our Amended and Restated Bylaws are necessary to attract and retain qualified persons as directors and officers. However, these provisions may discourage stockholders from bringing a lawsuit against directors us for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

Public Warrants

Our Public Warrants are issued under that certain warrant agreement dated November 19, 2019 (the “Warrant Agreement”), by and between us and Continental Stock Transfer & Trust Company, as warrant agent. Pursuant to the Warrant Agreement, each Public Warrant entitles the registered holder to purchase one share of Common Stock at a price of $11.50 per share, subject to adjustment as discussed below, at any time. The Public Warrants will expire on September 24, 2026, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation. As of June 30, 2022, a total of 4,999,863 shares of Common Stock were issuable upon the exercise of the Public Warrants.

We will not be obligated to deliver any shares of Common Stock pursuant to the exercise of a Public Warrant and will have no obligation to settle such Public Warrant exercise unless a registration statement under the Securities Act with respect to the shares of Common Stock underlying the Public Warrants is then effective and a prospectus relating thereto is current, subject to our satisfying our obligations described below with respect to registration. No Public Warrant will be exercisable and we will not be obligated to issue shares of Common Stock upon exercise of a Public Warrant unless the Common Stock issuable upon such Public Warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the Public Warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a Public Warrant, the holder of such Public Warrant will not be entitled to exercise such Public Warrant and such Public Warrant may have no value and expire worthless.

We agreed that as soon as practicable, but in no event later than 15 business days, after the Closing, we would use our reasonable best efforts to file, and within 60 business days following the Business Combination to have declared effective, a registration statement for the registration, under the Securities Act, of the shares of Common Stock issuable upon exercise of the Public Warrants. We filed a registration statement in October 2021 in order to satisfy the foregoing obligations. We will use our reasonable best efforts to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the Public Warrants in accordance with the provisions of the Warrant Agreement. Notwithstanding the above, if our Common Stock is at the time of any exercise of a Public Warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of Public Warrants who exercise their Public Warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement, but we will be required to use our best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.

We may call the Public Warrants for redemption:

●	in whole and not in part;

●	at a price of $0.01 per warrant;

●	upon not less than 30 days’ prior written notice of redemption to each warrant holder; and

●	if, and only if, the reported last sale price of our Common Stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending three business days before we send the notice of redemption to the warrant holders.

If and when the Public Warrants become redeemable by us, we may exercise our redemption right if the issuance of shares of Common Stock upon exercise of the Public Warrants is not exempt from registration or qualification under applicable state blue sky laws or we are unable to effect such registration or qualification.

We have established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the Public Warrants, each warrant holder will be entitled to exercise its Public Warrant prior to the scheduled redemption date. However, the price of the Common Stock may fall below the $18.00 redemption trigger price (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) as well as the $11.50 warrant exercise price after the redemption notice is issued.

If we call the Public Warrants for redemption as described above, our management will have the option to require any holder that wishes to exercise its Public Warrant to do so on a “cashless basis.” In determining whether to require all holders to exercise their Public Warrants on a “cashless basis,” our management will consider, among other factors, our cash position, the number of Public Warrants that are outstanding and the dilutive effect on our stockholders of issuing the maximum number of shares of Common Stock issuable upon the exercise of the Public Warrants. If our management takes advantage of this option, all holders of Public Warrants would pay the exercise price by surrendering their Public Warrants for that number of shares of Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of our Common Stock underlying the Public Warrants, multiplied by the excess of the “fair market value” (defined below) over the exercise price of the Public Warrants by (y) the fair market value. The “fair market value” shall mean the average last reported sale price of our Common Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of Public Warrants. If our management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of shares of our Common Stock to be received upon exercise of the Public Warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a Public Warrant redemption. We believe this feature is an attractive option to us if we do not need the cash from the exercise of the Public Warrants.

A holder of a Public Warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such Public Warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the Public Warrant agent’s actual knowledge, would beneficially own in excess of 4.8% or 9.8% (or such other amount as a holder may specify) of the shares of our Common Stock outstanding immediately after giving effect to such exercise.

If the number of outstanding shares of our Common Stock is increased by a stock dividend payable in shares of our Common Stock, or by a split-up of shares of our Common Stock or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of shares of our Common Stock issuable on exercise of each Public Warrant will be increased in proportion to such increase in the outstanding shares of our Common Stock. A rights offering to holders of our Common Stock entitling holders to purchase shares of our Common Stock at a price less than the fair market value will be deemed a stock dividend of a number of shares of our Common Stock equal to the product of (i) the number of shares of our Common Stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for our Common Stock) multiplied by (ii) one minus the quotient of (x) the price per share of our Common Stock paid in such rights offering divided by (y) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for our Common Stock, in determining the price payable for our Common Stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of our Common Stock as reported during the ten (10) trading day period ending on the trading day prior to the first date on which the shares of our Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if we, at any time while the Public Warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to the holders of our Common Stock on account of such shares of our Common Stock (or other shares of our capital stock into which the Public Warrants are convertible), other than (a) as described above, (b) certain ordinary cash dividends or (c) to satisfy the redemption rights of the holders of our Common Stock in connection with the Closing, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of our Common Stock in respect of such event.

If the number of outstanding shares of our Common Stock is decreased by a consolidation, combination, reverse stock split or reclassification of shares of our Common Stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of our Common Stock issuable on exercise of each Public Warrant will be decreased in proportion to such decrease in outstanding shares of our Common Stock.

Whenever the number of shares of our Common Stock purchasable upon the exercise of the Public Warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of our Common Stock purchasable upon the exercise of the Public Warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of our Common Stock purchasable immediately thereafter.

In case of any reclassification or reorganization of the outstanding shares of our Common Stock (other than those described above or that solely affects the par value of such shares of our Common Stock), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our outstanding shares of our Common Stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the Public Warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the Public Warrants and in lieu of the shares of our Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the Public Warrants would have received if such holder had exercised their Public Warrants immediately prior to such event. If less than 70% of the consideration receivable by the holders of our Common Stock in such a transaction is payable in the form of common stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the Public Warrant properly exercises the Public Warrant within thirty days following public disclosure of such transaction, the Public Warrant exercise price will be reduced as specified in the Warrant Agreement based on the Black-Scholes value (as defined in the Warrant Agreement) of the Public Warrant. The Public Warrants will be issued in registered form under the Warrant Agreement. You should review a copy of the Warrant Agreement, which has been publicly filed with the SEC and which you can find in the list of exhibits to this registration statement, for a complete description of the terms and conditions applicable to the Public Warrants. The Warrant Agreement provides that the terms of the Public Warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 50% of the then outstanding Public Warrants to make any change that adversely affects the interests of the registered holders of Public Warrants.

The Public Warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of Public Warrants being exercised. The warrant holders do not have the rights or privileges of holders of our Common Stock or any voting rights until they exercise their Public Warrants and receive shares of our Common Stock. After the issuance of shares of our Common Stock upon exercise of the Public Warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

No fractional shares will be issued upon exercise of the Public Warrants. If, upon exercise of the Public Warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number of shares of our Common Stock to be issued to the warrant holder.

Transfer Agent and Warrant Agent

The transfer agent for our Common Stock and warrant agent for the Public Warrants is Continental Stock Transfer & Trust Company.

Stock Exchange Listing

Our Common Stock and Public Warrants are listed on the Nasdaq Capital Market under the symbols “JSPR” and “JSPRW”, respectively.

DESCRIPTION OF DEBT SECURITIES

This prospectus describes the general terms and provisions of our debt securities. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the supplement whether the general terms and provisions described in this prospectus apply to a particular series of debt securities. To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement.

Unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness. In the event that any series of debt securities will be subordinated to other indebtedness that we have outstanding or may incur, the terms of the subordination will be set forth in the prospectus supplement relating to the subordinated debt securities.

The debt securities will be issued under an indenture between Jasper and a trustee named in the prospectus supplement. We have summarized select portions of the indenture below. The summary is not complete. The form of the indenture has been filed as an exhibit to the registration statement and you should read the indenture for provisions that may be important to you. Capitalized terms used in the summary have the meaning specified in the indenture.

General

The terms of each series of debt securities will be established by or pursuant to a resolution of our Board and set forth or determined in the manner provided in a resolution of our Board, in an officer’s certificate or by a supplemental indenture. The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series, including any pricing supplement or term sheet.

We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will set forth in a prospectus supplement, including any pricing supplement or term sheet, relating to any series of debt securities being offered, the aggregate principal amount and the following terms of the debt securities, to the extent applicable:

●	the title of the debt securities;

●	the price or prices (expressed as a percentage of the principal amount) at which we will issue the debt securities;

●	any limit on the aggregate principal amount of the debt securities;

●	the date or dates on which we will pay the principal on the debt securities;

●	the form of the debt securities;

●	the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

●	the place or places where principal of and interest on the debt securities will be payable;

●	the applicability of any guarantees;

●	the terms and conditions upon which we may redeem the debt securities;

●	whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a United States person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;

●	any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities;

●	the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

●	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

●	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

●	if the debt securities of the series will be issued in whole or in part in the form of a global debt security, the terms and conditions, if any, upon which such global debt security may be exchanged in whole or in part for other individual debt securities in definitive registered form, the depositary (as defined in the applicable prospectus supplement) for such global security and the form of any legend or legends to be borne by any such global security in addition to or in lieu of the legend referred to in the indenture;

●	the principal amount due at maturity, and whether the debt securities will be issued with original issue discount;

●	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

●	the currency of denomination of the debt securities;

●	the designation of the currency, currencies or currency units in which payment of principal of and interest on the debt securities will be made;

●	if payments of principal of or interest on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

●	the manner in which the amounts of payment of principal of or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies other than that in which the debt securities are denominated or designated to be payable or by reference to a commodity, commodity index, stock exchange index or financial index;

●	any provisions relating to any security provided for the debt securities;

●	the terms of the subordination of any series of the debt securities;

●	restrictions on transfer, sale or other assignment of the debt securities, if any;

●	if the principal amount payable at the stated maturity of debt securities of the series will not be determinable as of any one or more dates prior to such stated maturity, the amount that will be deemed to be such principal amount as of any such date for any purpose, including the principal amount thereof which will be due and payable upon any maturity other than the stated maturity or which will be deemed to be outstanding as of any such date (or, in any such case, the manner in which such deemed principal amount is to be determined), and if necessary, the manner of determining the equivalent thereof in U.S. dollars;

●	the right, if any, to extend the interest payment periods or defer the payment of interest and maximum length of any such deferral period;

●	with regard to the debt securities that do not bear interest, the dates for certain required reports to the trustee;

●	any provisions granting special rights to holders when a specified event occurs;

●	any addition to or change in the provisions relating to or dealing with defeasance;

●	any addition to or change in the events of default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

●	any addition to or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

●	any other terms of the debt securities, which may supplement, modify or delete any provision of the indenture as it applies to that series; and

●	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities.

In addition, the indenture does not limit our ability to issue convertible or subordinated debt securities. Any conversion or subordination provisions of a particular series of debt securities will be set forth in the resolution of our Board, the officer’s certificate or supplemental indenture related to that series of debt securities and will be described in the relevant prospectus supplement. Such terms may include provisions for conversion, either mandatory, at the option of the holder or at our option, in which case the number of shares of common stock or other securities to be received by the holders of debt securities would be calculated as of a time and in the manner stated in the prospectus supplement.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Transfer and Exchange

Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company, as depositary, or a nominee (we will refer to any debt security represented by a global debt security as a book-entry debt security), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a certificated debt security) as set forth in the applicable prospectus supplement. Except as set forth under the heading “—Global Debt Securities and Book-Entry System” below, book-entry debt securities will not be issuable in certificated form.

Certificated Debt Securities. You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.

You may effect the transfer of certificated debt securities and the right to receive the principal of and interest on, certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.

Global Debt Securities and Book-Entry System. Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the depositary, and registered in the name of the depositary or a nominee of the depositary.

We will require the depositary to agree to follow the following procedures with respect to book-entry debt securities.

Ownership of beneficial interests in book-entry debt securities will be limited to persons who have accounts with the depositary for the related global debt security, which we refer to as participants, or persons who may hold interests through participants. Upon the issuance of a global debt security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal amounts of the book-entry debt securities represented by such global debt security beneficially owned by such participants. The accounts to be credited will be designated by any dealers, underwriters or agents participating in the distribution of the book-entry debt securities. Ownership of book-entry debt securities will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by the depositary for the related global debt security (with respect to interests of participants) and on the records of participants (with respect to interests of persons holding through participants). The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to own, transfer or pledge beneficial interests in book-entry debt securities.

So long as the depositary for a global debt security, or its nominee, is the registered owner of that global debt security, the depositary or its nominee, as the case may be, will be considered the sole owner or holder of the book-entry debt securities represented by such global debt security for all purposes under the indenture. Except as described below, beneficial owners of book-entry debt securities will not be entitled to have securities registered in their names, will not receive or be entitled to receive physical delivery of a certificate in definitive form representing securities and will not be considered the owners or holders of those securities under the indenture. Accordingly, each person beneficially owning book-entry debt securities must rely on the procedures of the depositary for the related global debt security and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the indenture.

We understand, however, that under existing industry practice, the depositary will authorize the persons on whose behalf it holds a global debt security to exercise certain rights of holders of debt securities, and the indenture provides that we, the trustee and our respective agents will treat as the holder of a debt security the persons specified in a written statement of the depositary with respect to that global debt security for purposes of obtaining any consents or directions required to be given by holders of the debt securities pursuant to the indenture.

We will make payments of principal of, and premium and interest on, book-entry debt securities to the depositary or its nominee, as the case may be, as the registered holder of the related global debt security. Jasper, the trustee and any other agent of ours or agent of the trustee will not have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global debt security or for maintaining, supervising or reviewing any records relating to beneficial ownership interests.

We expect that the depositary, upon receipt of any payment of principal of, and premium or interest on, a global debt security, will immediately credit participants’ accounts with payments in amounts proportionate to the respective amounts of book-entry debt securities held by each participant as shown on the records of such depositary. We also expect that payments by participants to owners of beneficial interests in book-entry debt securities held through those participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.

We will issue certificated debt securities in exchange for each global debt security if the depositary is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days. In addition, we may at any time and in our sole discretion determine not to have the book-entry debt securities of any series represented by one or more global debt securities and, in that event, will issue certificated debt securities in exchange for the global debt securities of that series. Global debt securities will also be exchangeable by the holders for certificated debt securities if an event of default with respect to the book-entry debt securities represented by those global debt securities has occurred and is continuing. Any certificated debt securities issued in exchange for a global debt security will be registered in such name or names as the depositary shall instruct the trustee. We expect that such instructions will be based upon directions received by the depositary from participants with respect to ownership of book-entry debt securities relating to such global debt security.

We have obtained the foregoing information concerning the depositary and the depositary’s book-entry system from sources we believe to be reliable, but we take no responsibility for the accuracy of this information.

No Protection in the Event of a Change of Control

Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions that may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) that could adversely affect holders of debt securities.

Covenants

We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities.

Subordination

Debt securities of a series may be subordinated, which we refer to as subordinated debt securities, to senior indebtedness (as defined in the applicable prospectus supplement) to the extent set forth in the prospectus supplement relating thereto. To the extent we conduct operations through subsidiaries, the holders of debt securities (whether or not subordinated debt securities) will be structurally subordinated to the creditors of our subsidiaries.

Consolidation, Merger or Sale of Assets

We may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to, any person, which we refer to as a successor person, unless:

●	we are the surviving corporation or the successor person (if other than Jasper) is a corporation organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture;

●	immediately after giving effect to the transaction, no event of default, and no event which, after notice or lapse of time, or both, would become an event of default, shall have occurred and be continuing under the indenture; and

●	certain other conditions are met.

Notwithstanding the above, any of our subsidiaries may consolidate with, merge into or transfer all or part of its properties to us.

Events of Default

Event of default means, with respect to any series of debt securities, any of the following:

●	default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of that default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);

●	default in the payment of principal of any debt security of that series when due and payable;

●	default in the performance or breach of any other covenant or warranty by us in the indenture or any debt security (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee or we and the trustee receive written notice from the holders of not less than 25% in principal amount of the outstanding debt securities of that series as provided in the indenture;

●	certain events of bankruptcy, insolvency or reorganization of our company; and

●	any other event of default provided with respect to debt securities of that series that is described in the applicable prospectus supplement accompanying this prospectus.

No event of default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an event of default with respect to any other series of debt securities. The occurrence of certain events of default or an acceleration under the indenture may constitute an event of default under certain of our other indebtedness outstanding from time to time.

If an event of default with respect to debt securities of any series outstanding at the time occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) of, and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an event of default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all events of default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an event of default.

The indenture provides that the trustee will be under no obligation to exercise any of its rights or powers under the indenture, unless the trustee receives indemnity satisfactory to it against any loss, liability or expense. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

●	that holder has previously given to the trustee written notice of a continuing event of default with respect to debt securities of that series; and

●	the holders of not less than 25% in principal amount of the outstanding debt securities of that series have made written request, and offered reasonable indemnity, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of not less than 25% in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days.

Notwithstanding the foregoing, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.

The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any default or event of default (except in payment on any debt securities of that series) with respect to debt securities of that series if it in good faith determines that withholding notice is in the interest of the holders of those debt securities.

Modification and Waiver

We may modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:

●	reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;

●	reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;

●	reduce the principal of or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

●	reduce the principal amount of discount securities payable upon acceleration of maturity;

●	waive a default in the payment of the principal of or interest on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

●	make the principal of or interest on any debt security payable in currency other than that stated in the debt security;

●	make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of and interest on those debt securities and to institute a suit for the enforcement of any such payment and to waivers or amendments; or

●	waive a redemption payment with respect to any debt security.

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of or any interest on, any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

Legal Defeasance. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (except for certain obligations to register the transfer or exchange of debt securities of such series, to replace stolen, lost or mutilated debt securities of such series, and to maintain paying agencies and certain provisions relating to the treatment of funds held by paying agents). We will be so discharged upon the deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, foreign government obligations, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent certified public accountants to pay and discharge each installment of principal and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.

This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.

Defeasance of Certain Covenants. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:

●	we may omit to comply with the covenant described under the heading “—Consolidation, Merger or Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants that may be set forth in the applicable prospectus supplement; and

●	any omission to comply with those covenants will not constitute a default or an event of default with respect to the debt securities of that series, or covenant defeasance.

The conditions include:

●	depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, foreign government obligations, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent certified public accountants to pay and discharge each installment of principal of and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and

●	delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred.

Covenant Defeasance and Events of Default. In the event we exercise our option to effect covenant defeasance with respect to any series of debt securities and the debt securities of that series are declared due and payable because of the occurrence of any event of default, the amount of money and/or U.S. government obligations or foreign government obligations on deposit with the trustee will be sufficient to pay amounts due on the debt securities of that series at the time of their stated maturity but may not be sufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from the event of default. In such a case, we would remain liable for those payments.

“Foreign Government Obligations” means, with respect to debt securities of any series that are denominated in a currency other than U.S. dollars:

●	direct obligations of the government that issued or caused to be issued such currency for the payment of which obligations its full faith and credit is pledged which are not callable or redeemable at the option of the issuer thereof; or

●	obligations of a person controlled or supervised by or acting as an agency or instrumentality of that government, the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by that government which are not callable or redeemable at the option of the issuer thereof.

Regarding the Trustee

The indenture provides that, except during the continuance of an event of default, the trustee will perform only such duties as are specifically set forth in the indenture. During the existence of an event of default, the trustee will exercise such rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

The indenture and provisions of the Trust Indenture Act of 1939, as amended, that are incorporated by reference therein contain limitations on the rights of the trustee, should it become one of our creditors, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claim as security or otherwise. The trustee is permitted to engage in other transactions with us or any of our affiliates; provided, however, that if it acquires any conflicting interest (as defined in the indentures or in the Trust Indenture Act of 1939, as amended), it must eliminate such conflict or resign.

Regarding Payments and Paying Agents

Unless we state otherwise in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities are registered at the close of business on the regular record date for the interest payment.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agent designated by us, except that unless we indicate otherwise in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we indicate otherwise in the applicable prospectus supplement, we will designate the corporate trust office of the debenture trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indenture and the debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase debt securities, preferred stock or common stock. We may issue warrants independently or together with any other securities we offer under a prospectus supplement. The warrants may be attached to or separate from the securities. We will issue each series of warrants under a separate warrant agreement that we will enter into with a bank or trust company, as warrant agent. The statements made in this section relating to the warrant agreement are summaries only. These summaries are not complete. When we issue warrants, we will provide the specific terms of the warrants and the applicable warrant agreement in a prospectus supplement. To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement. For more detail, we refer you to the applicable warrant agreement itself, which we will file as an exhibit to, or incorporate by reference in, the registration statement.

Debt Warrants

We will describe in the applicable prospectus supplement the terms of the debt warrants being offered, the warrant agreement relating to the debt warrants and the debt warrant certificates representing the debt warrants, including:

●	the title of the debt warrants;

●	the aggregate number of the debt warrants;

●	the price or prices at which the debt warrants will be issued;

●	the currencies in which the debt warrants are being offered;

●	the designation, aggregate principal amount and terms of the debt securities purchasable upon exercise of the debt warrants, and the procedures and conditions relating to the exercise of the debt warrants;

●	the designation and terms of any related debt securities with which the debt warrants are issued, and the number of the debt warrants issued with each security;

●	the date, if any, on and after which the debt warrants and the related debt securities will be separately transferable;

●	the principal amount of debt securities purchasable upon exercise of each debt warrant, and the price at which the principal amount of the debt securities may be purchased upon exercise;

●	the terms of any rights to redeem or call the debt warrants;

●	the date on which the right to exercise the debt warrants will commence, and the date on which the right will expire;

●	the maximum or minimum number of the debt warrants that may be exercised at any time;

●	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

●	information with respect to book-entry procedures, if any;

●	the manner in which the warrant agreements and warrants may be modified;

●	a discussion of the material United States federal income tax considerations applicable to the exercise of the debt warrants; and

●	any other terms of the debt warrants and terms, procedures and limitations relating to the exercise of the debt warrants.

Holders may exchange debt warrant certificates for new debt warrant certificates of different denominations, and may exercise debt warrants at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Prior to the exercise of their debt warrants, holders of debt warrants will not have any of the rights of holders of the securities purchasable upon the exercise and will not be entitled to payments of principal, premium or interest on the securities purchasable upon the exercise of debt warrants.

Equity Warrants

We will describe in the applicable prospectus supplement the terms of the preferred stock warrants or common stock warrants being offered, the warrant agreement relating to the preferred stock warrants or common stock warrants and the warrant certificates representing the preferred stock warrants or common stock warrants, including:

●	the title of the warrants;

●	the securities for which the warrants are exercisable;

●	the price or prices at which the warrants will be issued;

●	the currencies in which the warrants are being offered;

●	if applicable, the number of warrants issued with each share of preferred stock or share of common stock;

●	if applicable, the date on and after which the warrants and the related preferred stock or common stock will be separately transferable;

●	the terms of any rights to redeem or call the warrants;

●	the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

●	the maximum or minimum number of warrants which may be exercised at any time;

●	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

●	information with respect to book-entry procedures, if any;

●	the manner in which the warrant agreements and warrants may be modified;

●	a discussion of the material United States federal income tax considerations applicable to exercise of the warrants; and

●	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Unless otherwise provided in the applicable prospectus supplement, holders of equity warrants will not be entitled, by virtue of being such holders, to vote, consent, receive dividends, receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter, or to exercise any rights whatsoever as stockholders.

Except as provided in the applicable prospectus supplement, the exercise price payable and the number of shares of common stock or preferred stock purchasable upon the exercise of each warrant will be subject to adjustment in certain events, including the issuance of a stock dividend to holders of common stock or preferred stock or a stock split, reverse stock split, combination, subdivision or reclassification of common stock or preferred stock. In lieu of adjusting the number of shares of common stock or preferred stock purchasable upon exercise of each warrant, we may elect to adjust the number of warrants. Unless otherwise provided in the applicable prospectus supplement, no adjustments in the number of shares purchasable upon exercise of the warrants will be required until all cumulative adjustments require an adjustment of at least 1% thereof. We may, at our option, reduce the exercise price at any time. No fractional shares will be issued upon exercise of warrants, but we will pay the cash value of any fractional shares otherwise issuable. Notwithstanding the foregoing, except as otherwise provided in the applicable prospectus supplement, in case of any consolidation, merger, or sale or conveyance of our property as an entirety or substantially as an entirety, the holder of each outstanding warrant will have the right to the kind and amount of shares of stock and other securities and property, including cash, receivable by a holder of the number of shares of common stock or preferred stock into which each warrant was exercisable immediately prior to the particular triggering event.

Exercise of Warrants

Each warrant will entitle the holder of the warrant to purchase for cash at the exercise price provided in the applicable prospectus supplement the principal amount of debt securities or shares of preferred stock or shares of common stock being offered. Holders may exercise warrants at any time up to the close of business on the expiration date provided in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants are void.

Holders may exercise warrants as described in the prospectus supplement relating to the warrants being offered. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the debt securities, shares of preferred stock or shares of common stock purchasable upon the exercise of the warrant. If less than all of the warrants represented by the warrant certificate are exercised, we will issue a new warrant certificate for the remaining warrants.

Governing Law

Unless we provide otherwise in the applicable prospectus supplement, the warrants and any warrant agreements will be governed by and construed in accordance with the internal laws of the State of New York.

Outstanding Warrants

As of June 30, 2022, a total of 4,999,863 shares of Common Stock were issuable upon the exercise of the Public Warrants. See “Description of Capital Stock—Public Warrants” for additional details regarding our Public Warrants.

Enforceability of Rights by Holders of Warrants

Each warrant agent, if any, will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

DESCRIPTION OF RIGHTS

General

We may issue rights to purchase common stock, preferred stock, debt securities, warrants, units and/or any of the other securities described in this prospectus. We may offer rights separately or together with one or more additional rights, preferred stock, common stock, debt securities, warrants, units or any combination of those securities in the form of units, as described in the applicable prospectus supplement. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent. This prospectus and any accompanying prospectus supplement will contain the material terms and conditions for each right. The accompanying prospectus supplement may add, update or change the terms and conditions of the rights as described in this prospectus.

We will describe in the applicable prospectus supplement the terms and conditions of the issue of rights being offered, the rights agreement relating to the rights and the rights certificates representing the rights, including, as applicable:

●	the title of the rights;

●	the date of determining the stockholders entitled to the rights distribution;

●	the title, aggregate number or amount of underlying securities purchasable upon exercise of the rights;

●	the exercise price;

●	the currencies in which the rights are being offered;

●	the aggregate number of rights issued;

●	whether the rights are transferable and the date, if any, on and after which the rights will be separately transferable;

●	the date on which the right to exercise the rights will commence and the date on which the right to exercise the rights will expire;

●	the method by which holders of rights will be entitled to exercise;

●	the conditions to the completion of the offering, if any;

●	the withdrawal, termination and cancellation rights, if any;

●	whether there are backstop or standby purchaser or purchases and the terms of their commitment, if any;

●	whether stockholders are entitled to oversubscription rights, if any; and

●	any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights, as applicable, including any provisions for modifying any of the

●	terms of the rights.

Exercise of Rights

Each right will entitle the holder of rights to purchase for cash the principal amount of shares of common stock, preferred stock, debt securities, warrants, units or other securities, as applicable, at the exercise price provided in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will be void.

Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights or subscription agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the shares of common stock, preferred stock, debt securities, warrants, units or other securities, as applicable, purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters, brokers or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as described in the applicable prospectus supplement.

The rights agent for any rights we offer will be set forth in the applicable prospectus supplement.

DESCRIPTION OF UNITS

General

We may issue units comprised of one or more debt securities, shares of common stock, shares of preferred stock, depositary shares, warrants and/or rights in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date. The statements made in this section relating to the unit agreement are summaries only. These summaries are not complete. When we issue units, we will provide the specific terms of the units and the applicable unit agreement in a prospectus supplement. To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement. For more detail, we refer you to the applicable unit agreement itself, which we will file as an exhibit to, or incorporate by reference in, the registration statement.

We will describe in the applicable prospectus supplement the terms of the series of units being offered, including:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any provisions of the governing unit agreement that differ from those described below; and

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Capital Stock,” “Description of Debt Securities,” “Description of Warrants,” “Description of Rights” and “Description of Depositary Shares” will apply to each unit and to any debt securities, shares of common stock, shares of preferred stock, depositary shares, warrants or rights included in each unit, respectively.

Issuance in Series

We may issue units in such amounts and in such numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

We, the unit agents and any of their agents may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purpose and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary. See “Legal Ownership of Securities.”

DESCRIPTION OF DEPOSITARY SHARES

General

We may issue depositary shares, each of which will represent a fractional interest of a share of a particular series of preferred stock, as specified in the applicable prospectus supplement. We will deposit with a depositary, referred to as the preferred stock depositary, shares of preferred stock of each series represented by depositary shares. We will enter into a deposit agreement with the preferred stock depositary and holders from time to time of the depositary receipts issued by the preferred stock depositary which evidence the depositary shares. Subject to the terms of the deposit agreement, each owner of a depositary receipt will be entitled, in proportion to the holder’s fractional interest in the preferred stock, to all the rights and preferences of the series of the preferred stock represented by the depositary shares, including dividend, voting, conversion, redemption and liquidation rights.

Immediately after we issue and deliver the preferred stock to a preferred stock depositary, we will cause the preferred stock depositary to issue the depositary receipts on our behalf. You may obtain copies of the applicable form of deposit agreement and depositary receipt from us upon request. The statements made in this section relating to the deposit agreement and the depositary receipts are summaries only. These summaries are not complete and we may modify any of the terms of the depositary shares described in this prospectus in a prospectus supplement. To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement. For more detail, we refer you to the deposit agreement, which we will file as an exhibit to, or incorporate by reference in, the registration statement.

Dividends and Other Distributions

The preferred stock depositary will distribute all cash dividends or other cash distributions received relating to the preferred stock to the record holders of depositary receipts in proportion to the number of the depositary receipts owned by the holders, subject to the obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the preferred stock depositary.

In the event of a distribution other than in cash, the preferred stock depositary will distribute property received by it to the record holders of depositary receipts in proportion to the number of the depositary receipts owned by the holders, unless the preferred stock depositary determines that it is not feasible to make the distribution, in which case the preferred stock depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the holders.

No distribution will be made relating to any depositary share that represents any preferred stock converted into other securities.

Withdrawal of Stock

Assuming we have not previously called for redemption or converted into other securities the related depositary shares, upon surrender of the depositary receipts at the corporate trust office of the preferred stock depositary, the holders will be entitled to delivery at that office of the number of whole or fractional shares of the preferred stock and any money or other property represented by the depositary shares. Holders of depositary receipts will be entitled to receive shares of the related preferred stock as specified in the applicable prospectus supplement, but holders of the shares of preferred stock will no longer be entitled to receive depositary shares.

Redemption of Depositary Shares

Whenever we redeem shares of preferred stock held by the preferred stock depositary, the preferred stock depositary will concurrently redeem the number of depositary shares representing shares of the preferred stock so redeemed, provided we have paid the applicable redemption price for the preferred stock to be redeemed plus an amount equal to any accrued and unpaid dividends to the date fixed for redemption. The redemption price per depositary share will be equal to the corresponding proportion of the redemption price and any other amounts per share payable relating to the preferred stock. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected pro rata or by any other equitable method determined by us.

From and after the date fixed for redemption:

●	all dividends relating to the shares of preferred stock called for redemption will cease to accrue;

●	the depositary shares called for redemption will no longer be deemed to be outstanding; and

●	all rights of the holders of the depositary receipts evidencing the depositary shares called for redemption will cease, except the right to receive any moneys payable upon the redemption and any money or other property to which the holders of the depositary receipts were entitled upon redemption and surrender to the preferred stock depositary.

Any funds we deposit with the preferred stock depositary for redemption of depositary shares that the holders fail to redeem will be returned to us after a period of two years from the date the funds are deposited.

Voting of the Preferred Stock

Upon receipt of notice of any meeting at which the holders of the preferred stock are entitled to vote, the preferred stock depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts. Each record holder of these depositary receipts on the record date, which will be the same date as the record date for the preferred stock, will be entitled to instruct the preferred stock depositary as to the exercise of the voting rights pertaining to the amount of preferred stock represented by the holder’s depositary shares. The preferred stock depositary will vote the amount of preferred stock represented by the depositary shares in accordance with the instructions, and we will agree to take all reasonable action necessary to enable the preferred stock depositary to do so. The preferred stock depositary will abstain from voting the amount of preferred stock represented by the depositary shares for which it does not receive specific instructions from the holders of depositary receipts evidencing the depositary shares. The preferred stock depositary will not be responsible for any failure to carry out any instruction to vote, or for the manner or effect of any vote made, as long as the action or non-action is in good faith and does not result from the preferred stock depositary’s negligence or willful misconduct.

Liquidation Preference

In the event that we voluntarily or involuntarily liquidate, dissolve or wind up, the holders of each depositary receipt will be entitled to the fraction of the liquidation preference accorded each share of preferred stock represented by the depositary shares, as specified in the applicable prospectus supplement.

Conversion of Depositary Shares

The depositary shares will not be convertible into common stock or any of our other securities or property, unless we so specify in the applicable prospectus supplement relating to an offering of depositary shares.

Amendment and Termination of the Deposit Agreement

We may amend the form of depositary receipt and any provision of the deposit agreement at any time by agreement with the preferred stock depositary. However, any amendment that imposes or increases any fees, taxes or other charges payable by the holders of depositary receipts, other than taxes and other governmental charges, fees and other expenses payable by the holders as described below under “Charges of Preferred Stock Depositary,” or that otherwise prejudices any substantial existing right of holders of depositary receipts, will not take effect as to outstanding depositary receipts until the expiration of 30 days after notice of the amendment has been mailed to the record holders of outstanding depositary receipts.

When we direct the preferred stock depositary to do so, the preferred stock depositary will terminate the deposit agreement by mailing a notice of termination to the record holders of all depositary receipts then outstanding at least 30 days prior to the date fixed in the notice for termination. In addition, the preferred stock depositary may terminate the deposit agreement if at any time 45 days have passed since the preferred stock depositary has delivered to us a written notice of its election to resign and a successor depositary has not been appointed and accepted its appointment. If any depositary receipts remain outstanding after the date of termination, the preferred stock depositary thereafter will discontinue the transfer of depositary receipts, will suspend the distribution of dividends to the holders thereof, and will not give any further notices, other than the notice of termination, or perform any further acts under the deposit agreement, except as provided below and except that the preferred stock depositary will continue to collect dividends on the preferred stock and other distributions with respect to the preferred stock and will continue to deliver the preferred stock together with any dividends and distributions and the net proceeds of any sales of rights, preferences, privileges or other property, without liability for interest thereon, in exchange for any depositary receipts that are surrendered. At any time after the expiration of two years from the date of termination, the preferred stock depositary may sell the preferred stock then held by it at public or private sales, at such place or places and upon such terms as it deems proper and may thereafter hold the net proceeds of any such sale, together with any money or other property then held by it, without liability for interest thereon, for the pro rata benefit of the holders of depositary receipts that have not been surrendered.

In addition, the deposit agreement will automatically terminate if:

●	all outstanding depositary shares have been redeemed; or

●	there has been a final distribution of the related preferred stock in connection with our liquidation, dissolution or winding up and the distribution has been distributed to the holders of depositary receipts evidencing the depositary shares representing the preferred stock.

Charges of Preferred Stock Depositary

We will pay all fees, charges and expenses of the preferred stock depositary in connection with its performance of the deposit agreement, except for any taxes and other governmental charges and except as provided in the deposit agreement. Holders of depositary receipts will pay the fees and expenses of the preferred stock depositary for any duties requested by the holders to be performed which are outside those expressly provided for in the deposit agreement.

Resignation and Removal of Depositary

The preferred stock depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the preferred stock depositary. Any resignation or removal of the acting preferred stock depositary will take effect upon our appointment of a successor preferred stock depositary. We must appoint a successor preferred stock depositary within 45 days after delivery of the notice of resignation or removal.

Miscellaneous

The preferred stock depositary will make available for inspection to holders of depositary receipts any reports and communications the preferred stock depositary receives from us relating to the preferred stock.

We will not be liable, nor will the preferred stock depositary be liable, if we are prevented from or delayed in, by law or any circumstances beyond our control, performing our obligations under the deposit agreement. Our obligations and the obligations of the preferred stock depositary under the deposit agreement will be limited to performing our duties in good faith and without negligence or willful misconduct. We will not be obligated, nor will the preferred stock depositary be obligated, to prosecute or defend any legal proceeding relating to any depositary receipts, depositary shares or shares of preferred stock represented by depositary shares unless satisfactory indemnity is furnished to us. We may rely, and the preferred stock depositary may rely, on written advice of counsel or accountants, or information provided by persons presenting shares of preferred stock represented by depositary shares for deposit, holders of depositary receipts or other persons we believe in good faith to be competent to give this information, and on documents we believe in good faith to be genuine and signed by a proper party.

LEGAL OWNERSHIP OF SECURITIES

We may issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee, depositary, warrant agent or other agent maintain for this purpose as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as “indirect holders” of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders

We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

Only the person in whose name a security is registered is recognized as the holder of that security. Securities issued in global form will be registered in the name of the depositary or its participants. Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors in a global security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not legal holders, of the securities.

Street Name Holders

We may terminate a global security in certain situations, as described under “-Special Situations When a Global Security Will Be Terminated”, or issue securities that are not issued in global form. In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we or any applicable trustee or depositary will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we or any such trustee or depositary will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not legal holders, of those securities.

Legal Holders

Our obligations, as well as the obligations of any applicable trustee, agent or third party employed by us or a trustee or any agents, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

For example, once we make a payment or give a notice to the legal holder, we have no further responsibility for the payment or notice even if that legal holder is required, under agreements with its participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, we may want to obtain the approval of the holders to amend an indenture, to relieve us of the consequences of a default or of our obligation to comply with a particular provision of an indenture, or for other purposes. In such an event, we would seek approval only from the legal holders, and not the indirect holders, of the securities. Whether and how the legal holders contact the indirect holders is up to the legal holders.

When we refer to “you” in this prospectus, we mean those who invest in the securities being offered by this prospectus, whether they are the holders or only indirect holders of those securities. When we refer to “your securities” in this prospectus, we mean the securities in which you will hold a direct or indirect interest.

Special Considerations for Indirect Holders

If you hold securities through a bank, broker or other financial institution, either in book-entry form because the securities are represented by one or more global securities or in street name, you should check with your own institution to find out:

●	how it handles securities payments and notices;

●	whether it imposes fees or charges;

●	how it would handle a request for the holders’ consent, if ever required;

●	whether and how you can instruct it to send you securities registered in your own name so you can be a legal holder, if that is permitted in the future;

●	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

●	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities

A global security is a security that represents one or any other number of individual securities held by a depositary. Generally, all securities represented by the same global securities will have the same terms.

Each security issued in book-entry form will be represented by a global security that we issue to, deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all securities issued in book-entry form.

A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under “— Special Situations When a Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and legal holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a legal holder of the security, but only an indirect holder of a beneficial interest in the global security.

If the prospectus supplement for a particular security indicates that the security will be issued as a global security, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations for Global Securities

The rights of an indirect holder relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.

If securities are issued only in the form of a global security, an investor should be aware of the following:

●	an investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations described below;

●	an investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we described above;

●	an investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

●	an investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

●	the depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in a global security. We and any applicable trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in a global security. We and the trustee also do not supervise the depositary in any way;

●	the depositary may, and we understand that DTC will, require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

●	financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the securities. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When a Global Security Will Be Terminated

In a few special situations described below, a global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own names, so that they will be direct holders. The rights of holders and street name investors are described above.

Unless we provide otherwise in the applicable prospectus supplement, a global security will terminate when the following special situations occur:

●	if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

●	if we notify any applicable trustee that we wish to terminate that global security; or

●	if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

The applicable prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the prospectus supplement. When a global security is terminated, only the depositary, and not we, the trustee, the agent or other third party, as applicable, is responsible for deciding the names of the institutions in whose names the securities represented by the global security will be registered and, therefore, who will be the direct holders of those securities.

PLAN OF DISTRIBUTION

We may sell the securities from time to time pursuant to underwritten public offerings, direct sales to the public, “at-the-market” offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities to or through one or more underwriters or dealers (acting as principal or agent), through agents, or directly to one or more purchasers. We may distribute securities from time to time in one or more transactions:

●	at a fixed price or prices, which may be changed;

●	at market prices prevailing at the time of sale;

●	at prices related to such prevailing market prices; or

●	at negotiated prices.

Each time we offer and sell securities, we will provide a prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) that will describe the terms of the offering of the securities, including, to the extent applicable:

●	the name or names of any agents or underwriters, brokers or dealers and the amount of shares underwritten or purchased by each of them, if any;

●	the purchase price of the securities or other consideration therefor and the proceeds, if any, we will receive from the sale;

●	any over-allotment or other options under which underwriters may purchase additional securities from us;

●	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

●	any public offering price;

●	any discounts or concessions allowed or reallowed or paid to brokers or dealers; and

●	any securities exchanges or markets on which such securities may be listed.

Only underwriters named in the prospectus supplement will be underwriters of the securities offered by the prospectus supplement. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts. If such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

We may designate agents who agree to use their reasonable efforts to solicit purchases of our securities for the period of their appointment or to sell our securities on a continuing basis. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay to the agent in the prospectus supplement.

If underwriters are used in the sale of securities, the underwriters will acquire the securities for their own account and may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price, at varying prices determined at the time of sale, at prices related to prevailing market prices or at negotiated prices. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement, other than securities covered by any over-allotment or other option. If a dealer is used in the sale of securities, we or an underwriter will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement the name of the dealer and the terms of the transaction.

We may change from time to time any initial public offering price and any discounts or concessions the underwriters allow or reallow or pay to brokers or dealers. We may use underwriters, dealers or agents with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, dealer or agent, the nature of any such relationship.

We may sell securities directly to one or more purchasers without using underwriters or agents. Underwriters, brokers, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act, and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify in the applicable prospectus supplement any underwriters, brokers, dealers or agents and will describe their compensation. We may have agreements with the underwriters, brokers, dealers and agents to indemnify them against specified civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which they may be required to make with respect to these liabilities. Agents, underwriters, brokers and dealers, and their affiliates, may engage in transactions with, or perform services for, us in the ordinary course of business.

We may authorize underwriters, brokers, dealers or agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

Unless otherwise specified in the applicable prospectus supplement, each class or series of securities we may offer will be a new issue of securities with no established trading market, other than our common stock, which is listed on the Nasdaq Capital Market. We may elect to list any other class or series of securities on any exchange or market, but we are not obligated to do so. It is possible that one or more underwriters may make a market in these securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate-covering or other short covering transactions involve purchases of the securities, either through exercise of the over-allotment option or in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of these activities at any time.

Any underwriters that are qualified market makers on the Nasdaq Capital Market may engage in passive market making transactions in the common stock on the Nasdaq Capital Market in accordance with Rule 103 of Regulation M under the Exchange Act, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security. If all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

In compliance with guidelines of the Financial Industry Regulatory Authority (“FINRA”), the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and the applicable prospectus supplement.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered by this prospectus, and any supplement thereto, will be passed upon for us by Paul Hastings LLP, Palo Alto, California.

EXPERTS

The financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2021 have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to the Company’s ability to continue as a going concern as described in Note 1 to the financial statements) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the Resale Shares being offered under this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth or incorporated by reference in the registration statement of which this prospectus is a part and the exhibits to such registration statement. For further information with respect to us and the securities offered by this prospectus, we refer you to the registration statement of which this prospectus is a part and the exhibits to such registration statement. Statements contained in this prospectus as to the contents of any contract or any other document are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement or an exhibit to the reports or other documents incorporated by reference into this prospectus, please see the copy of the contract or document that has been filed. Each statement in this prospectus relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit.

The SEC maintains an Internet website that contains reports, proxy statements and other information about issuers, like us, that file electronically with the SEC. The address of that website is www.sec.gov. You may also request a copy of these filings, at no cost, by writing us at 2200 Bridge Pkwy Suite #102, Redwood City, CA 94065 or telephoning us at (650) 549-1400.

We are subject to the information and reporting requirements of the Exchange Act and, in accordance with this law, file periodic reports, proxy statements and other information with the SEC. These periodic reports, proxy statements and other information are available at the website of the SEC referred to above. We also maintain a website at www.jaspertherapeutics.com. You may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Information contained on or connected to our website is not a part of, and is not incorporated into, this prospectus or any prospectus supplement and the inclusion of our website address in this prospectus is an inactive textual reference only.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference the information and reports we file with it into this prospectus and any applicable prospectus supplement, which means that we can disclose important information to you by referring you to these documents. The information incorporated by reference is an important part of this prospectus and any applicable prospectus supplement, and information we file later with the SEC will automatically update and supersede this information. We are incorporating by reference the documents listed below as of their respective dates of filing, which we have already filed with the SEC. Any report or information within any of the documents referred below that is furnished, but not filed, shall not be incorporated by reference into this prospectus.

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on March 18, 2022;

●	our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2022 and June 30, 2022, filed with the SEC on May 12, 2022 and August 12, 2022, respectively;

●	our Current Reports on Form 8-K filed with the SEC on February 28, 2022, March 11, 2022, March 16, 2022, March 21, 2022, and June 27, 2022; and

●	the description of our Common Stock set forth in our Registration Statement on Form 8-A (File No. 001-39138), filed with the SEC under Section 12(b) of the Exchange Act on November 18, 2019, including any amendments or reports filed for the purpose of updating such description, including the description of our Common Stock included as Exhibit 4.3 to our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 18, 2022.

We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including those made after the date of the initial filing of the registration statement of which this prospectus is a part and prior to effectiveness of such registration statement, until we file a post-effective amendment that indicates the termination of the offering of the securities made by this prospectus, and such future filings will become a part of this prospectus from the respective dates that such documents are filed with the SEC. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may obtain any of the documents incorporated by reference in this prospectus from the SEC through the SEC’s website at the address provided above. Documents incorporated by reference are also available from us, without charge. You may obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone at the following address or phone number:

Jasper Therapeutics, Inc.
2200 Bridge Pkwy Suite #102
Redwood City, CA 94065
Attn: President and Chief Executive Officer
(650) 549-1400

You also may access these filings on our Internet site at https://www.jaspertherapeutics.com/. Information contained on or connected to our website is not a part of, and is not incorporated into, this prospectus or the registration statement of which this prospectus is a part or any prospectus supplement, and the inclusion of our website address in this prospectus is an inactive textual reference only. This prospectus is part of a registration statement we filed with the SEC. We have incorporated exhibits into the registration statement of which this prospectus is a part. You should read the exhibits carefully for provisions that may be important to you.

60,000,000 Shares of Common Stock

Prospectus Supplement

Credit Suisse	William Blair	Oppenheimer & Co.

January 25, 2023